================================================================================

                                CREDIT AGREEMENT

                           Dated as of July 20, 2000
                                     among
                UNITED ROAD SERVICES, INC., URS SOUTHWEST, INC.
           URS NORTHEAST, INC.,  FAST TOWING, INC., CITY TOWING INC.,

 EL PASO TOWING, INC., URS OF TENNESSEE, INC., KEN LEHMAN ENTERPRISES INC., URS MIDWEST, INC., URS WEST, INC., URS SOUTHEAST, INC., ROUSE'S BODY SHOP INC., AUTO SERVICE CENTER, GARRY'S WRECKER SERVICE, INC., ENVIRONMENTAL AUTO REMOVAL, INC.,
                           E&R TOWING & GARAGE, INC.,

                   BILL & WAG'S, INC. AND ARRI BROTHERS, INC.

                                 as Borrowers,

                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,
                               as Credit Parties,
                          THE LENDERS SIGNATORY HERETO
                               FROM TIME TO TIME,
                                  as Lenders,
                                      and
                     GENERAL ELECTRIC CAPITAL CORPORATION,
                              as Agent and Lender
                                      and
                           FLEET CAPITAL CORPORATION,
                       as Documentation Agent and Lender

================================================================================

================================================================================
TABLE OF CONTENTS


1.          AMOUNT AND TERMS OF CREDIT....................................................................2
            1.1         Credit Facilities.................................................................2
            1.2         Letters of Credit.................................................................4
            1.3         Prepayments.......................................................................4
            1.4         Use of Proceeds...................................................................6
            1.5         Interest and Applicable Margins...................................................6
            1.6         Eligible Accounts.................................................................9
            1.7         Eligible Vehicles................................................................12
            1.8         Cash Management Systems..........................................................13
            1.9         Fees.............................................................................13
            1.10        Receipt of Payments..............................................................14
            1.11        Application and Allocation of Payments...........................................14
            1.12        Loan Account and Accounting......................................................14
            1.13        Indemnity........................................................................15
            1.14        Access. .........................................................................16
            1.15        Taxes............................................................................17
            1.16        Capital Adequacy; Increased Costs; Illegality....................................19
            1.17        Single Loan .....................................................................20
2.          CONDITIONS PRECEDENT.........................................................................20
            2.1         Conditions to the Initial Loans..................................................20
            2.2         Further Conditions to Each Loan..................................................22
3.          REPRESENTATIONS AND WARRANTIES...............................................................22
            3.1         Corporate Existence; Compliance with Law.........................................23
            3.2         State of Incorporation, Executive Offices, Collateral Locations, FEIN............23
            3.3         Corporate Power, Authorization, Enforceable Obligations..........................23
            3.4         Financial Statements and Projections.............................................24
            3.5         Material Adverse Effect..........................................................25
            3.6         Ownership of Property; Liens.....................................................25
            3.7         Labor Matters....................................................................26
            3.8         Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness........26
            3.9         Government Regulation............................................................27
            3.10        Margin Regulations...............................................................27
            3.11        Taxes............................................................................27
            3.12        ERISA............................................................................28
            3.13        No Litigation....................................................................28
            3.14        Brokers..........................................................................29
            3.15        Intellectual Property............................................................29
            3.16        Full Disclosure..................................................................29
            3.17        Environmental Matters............................................................30
            3.18        Insurance........................................................................30
            3.19        Deposit and Disbursement Accounts................................................30
            3.20        Government Contracts.............................................................31
            3.21        Customer and Trade Relations.....................................................31



            3.22        Agreements and Other Documents...................................................31
            3.23        Solvency.........................................................................31
            3.24        Subordinated Debt................................................................31
4.          FINANCIAL STATEMENTS AND INFORMATION.........................................................32
            4.1         Reports and Notices..............................................................32
            4.2         Communication with Accountants...................................................32
5.          AFFIRMATIVE COVENANTS........................................................................33
            5.1         Maintenance of Existence and Conduct of Business.................................33
            5.2         Payment of Charges...............................................................33
            5.3         Books and Records................................................................33
            5.4         Insurance; Damage to or Destruction of Collateral................................34
            5.5         Compliance with Laws.............................................................35
            5.6         Supplemental Disclosure..........................................................35
            5.7         Intellectual Property............................................................36
            5.8         Environmental Matters............................................................36
            5.9         Landlords' Agreements, Mortgagee Agreements,
                        Bailee Letters and Real Estate Purchases.........................................36
            5.10        Further Assurances...............................................................37
            5.11        Notification of Title IV Plan....................................................37
6.          NEGATIVE COVENANTS...........................................................................38
            6.1         Mergers, Subsidiaries, Etc.......................................................38
            6.2         Investments; Loans and Advances..................................................39
            6.3         Indebtedness.....................................................................39
            6.4         Employee Loans and Affiliate Transactions........................................40
            6.5         Capital Structure and Business...................................................41
            6.6         Guaranteed Indebtedness..........................................................41
            6.7         Liens............................................................................41
            6.8         Sale of Stock and Assets.........................................................42
            6.9         ERISA............................................................................42
            6.10        Financial Covenants..............................................................42
            6.11        Hazardous Materials..............................................................42
            6.12        Sale-Leasebacks..................................................................42
            6.13        Cancellation of Indebtedness.....................................................42
            6.14        Restricted Payments..............................................................42
            6.15        Change of Corporate Name or Location; Change of Fiscal Year......................43
            6.16        No Impairment of Intercompany Transfers..........................................43
            6.17        No Speculative Transactions......................................................43
            6.18        Leases; Real Estate Purchases....................................................44
            6.19        Changes Relating to Subordinated Debt............................................44
            6.20        Changes Relating to Equity Transaction Documents.................................44
7.          TERM.........................................................................................44
            7.1         Termination......................................................................44
            7.2         Survival of Obligations Upon Termination of Financing Arrangements...............44
8.          EVENTS OF DEFAULT; RIGHTS AND REMEDIES.......................................................45
            8.1         Events of Default................................................................45



            8.2         Remedies.........................................................................47
            8.3         Waivers by Credit Parties........................................................47
9.          ASSIGNMENT AND PARTICIPATIONS;
            APPOINTMENT OF AGENT.........................................................................47
            9.1         Assignment and Participations....................................................47
            9.2         Appointment of Agent.............................................................49
            9.3         Agent's Reliance, Etc............................................................50
            9.4         GE Capital and Affiliates........................................................51
            9.5         Lender Credit Decision...........................................................51
            9.6         Indemnification..................................................................52
            9.7         Successor Agent..................................................................52
            9.8         Setoff and Sharing of Payments...................................................53
            9.9         Payments; Non-Funding Lenders; Information; Actions in Concert...................53
10.         SUCCESSORS AND ASSIGNS.......................................................................55
            10.1        Successors and Assigns...........................................................55
11.         MISCELLANEOUS................................................................................56
            11.1        Complete Agreement; Modification of Agreement....................................56
            11.2        Amendments and Waivers...........................................................56
            11.3        Fees and Expenses................................................................58
            11.4        No Waiver........................................................................59
            11.5        Remedies.........................................................................59
            11.6        Severability.....................................................................59
            11.7        Conflict of Terms................................................................59
            11.8        Confidentiality..................................................................60
            11.9        GOVERNING LAW....................................................................60
            11.10       Notices..........................................................................61
            11.11       Section Titles...................................................................62
            11.12       Counterparts.....................................................................62
            11.13       WAIVER OF JURY TRIAL.............................................................62
            11.14       Press Releases and Related Matters...............................................62
            11.15       Reinstatement....................................................................62
            11.16       Advice of Counsel................................................................63
            11.17       No Strict Construction...........................................................63
12.         CROSS-GUARANTY...............................................................................63
            12.1        Cross-Guaranty...................................................................63
            12.2        Waivers by Borrowers.............................................................64
            12.3        Benefit of Guaranty..............................................................64
            12.4        Subordination of Subrogation, Etc................................................64
            12.5        Election of Remedies.............................................................64
            12.6        Limitation.......................................................................65
            12.7        Contribution with Respect to Guaranty Obligations................................65
            12.8        Liability Cumulative.............................................................66

INDEX OF APPENDICES
-------------------

Annex A (Recitals)                  Definitions
         --------
Annex B (Section 1.2)               Letters of Credit
         -----------
Annex C (Section 1.8)               Cash Management System
         -----------
Annex D (Section 2.1(a))            Closing Checklist
         --------------
Annex E (Section 4.1(a))            Financial Statements and Projections -- Reporting
         --------------
Annex F (Section 4.1(b))            Collateral Reports
         --------------
Annex G (Section 6.10)              Financial Covenants
         ------------
Annex H (Section 9.9(a))            Lenders' Wire Transfer Information
         --------------
Annex I (Section 11.10)             Notice Addresses
         -------------
Annex J (from Annex A -
   Commitments definition)          Commitments as of Closing Date

Exhibit 1.1(a)(i)                   Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)                  Form of Revolving Note
Exhibit 1.5(e)                      Form of Notice of Conversion/Continuation
Exhibit 4.1(b)                      Form of Borrowing Base Certificate
Exhibit 9.1(a)                      Form of Assignment Agreement
Exhibit A-1                         Taylor & Martin Appraisal Report

Schedule  1.1                       Agent's Representatives
Schedule  1.1(b)                    Ratable Shares of each Borrower
Disclosure Schedule  1.4            Sources and Uses; Funds Flow Memorandum
Disclosure Schedule  3.1            Type of Entity; State of Organization
Disclosure Schedule  3.2            Executive Offices, Collateral Locations, FEIN
Disclosure Schedule  3.4(a)         Financial Statements
Disclosure Schedule  3.4(b)         Pro Forma
Disclosure Schedule  3.4(c)         Projections
Disclosure Schedule  3.5            Material Adverse Effect
Disclosure Schedule  3.6            Real Estate and Leases
Disclosure Schedule  3.7            Labor Matters
Disclosure Schedule  3.8            Ventures, Subsidiaries and Affiliates; Outstanding Stock
Disclosure Schedule  3.11           Tax Matters
Disclosure Schedule  3.12           ERISA Plans
Disclosure Schedule  3.13           Litigation
Disclosure Schedule  3.14           Brokers
Disclosure Schedule  3.16           Full Disclosure
Disclosure Schedule  3.15           Intellectual Property
Disclosure Schedule  3.17           Hazardous Materials
Disclosure Schedule  3.18           Insurance
Disclosure Schedule  3.19           Deposit and Disbursement Accounts
Disclosure Schedule  3.20           Government Contracts

Disclosure Schedule  3.21           Customer and Trade Relations
Disclosure Schedule  3.22           Material Agreements
Disclosure Schedule  5.1            Trade Names
Disclosure Schedule  6.2            Investments
Disclosure Schedule  6.3            Indebtedness
Disclosure Schedule  6.4(a)         Transactions with Affiliates
Disclosure Schedule  6.6            Guaranteed Indebtedness
Disclosure Schedule  6.7            Existing Liens
Disclosure Schedule  6.14           Restricted Payments

          This CREDIT AGREEMENT (this "Agreement") dated as of July 20, 2000
                                       ---------
among UNITED ROAD SERVICES, INC., a Delaware corporation ("URSI"), URS
                                                           ----
SOUTHWEST, INC., a Delaware corporation ("URS Southwest"), URS NORTHEAST, INC.,
                                          -------------
a Delaware corporation ("URS Northeast"), FAST TOWING, INC., an Arizona
                         -------------
corporation ("Fast Towing"), CITY TOWING INC., a Nevada corporation ("City
              -----------                                             ----
Towing"), EL PASO TOWING, INC., a Texas corporation ("El Paso Towing"), URS OF
------                                                --------------
TENNESSEE, INC., a Delaware corporation ("URS Tennessee"), KEN LEHMAN
                                          -------------
ENTERPRISES INC., a Nevada corporation ("Lehman"), URS MIDWEST, INC., a Delaware
                                         ------
corporation ("URS Midwest"), URS WEST, INC., a Delaware corporation ("URS
              -----------                                             ---
West"), URS SOUTHEAST, INC., a Delaware corporation ("URS Southeast"), ROUSE'S
                                                      -------------
BODY SHOP INC., a Washington corporation ("Rouse"), AUTO SERVICE CENTER, a
                                           -----
California corporation ("ASC"), GARRY'S WRECKER SERVICE, INC., a Texas
                         ---
corporation ("Garry's"), ENVIRONMENTAL AUTO REMOVAL, INC., an Illinois
              -------
corporation ("EAR"), E&R TOWING & GARAGE, INC., an Illinois corporation ("E&R"),
              ---                                                         ---
BILL & WAG'S, INC., a California corporation ("B&W"), and ARRI BROTHERS, INC., a
                                               ---
California corporation ("Arri") (URSI, URS Southwest, URS Northeast, Fast
                         ----
Towing, City Towing, El Paso Towing, URS Tennessee, Lehman, URS Midwest, URS West, URS Southeast, Rouse, ASC, Garry's, EAR, E&R, B&W and Arri are sometimes collectively referred to herein as the "Borrowers" and individually as a
                                        ---------
"Borrower"); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL
---------
CORPORATION, a New York corporation (in its individual capacity, "GE Capital"),
                                                                  ----------
for itself, as Lender, and as Agent for Lenders, FLEET CAPITAL CORPORATION, as Documentation Agent, and the other Lenders signatory hereto from time to time.


                                    RECITALS
                                    --------

          WHEREAS, Borrowers have requested that Lenders extend a revolving credit facility to Borrowers of up to One Hundred Million Dollars ($100,000,000) in the aggregate for the purpose of refinancing Borrowers' existing credit facility with Bank of America, N.A. and to provide (a) working capital financing for Borrowers and (b) funds for other general corporate purposes of Borrowers and other purposes permitted hereunder; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrowers of up to such amount upon the terms and conditions set forth herein; and

          WHEREAS, Borrowers have agreed to secure all of their obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of their existing and after-acquired personal and real property; and

          WHEREAS, URSI is willing to guarantee all of the obligations of the Borrowers (other than URSI) to Agent and Lenders under the Loan Documents; and to pledge to Agent, for the benefit of Agent and Lenders, all of the Stock of its domestic Subsidiaries to secure such guaranty; and

          WHEREAS, each of the Borrowers (other than URSI) is willing to guarantee all of the obligations of each of the other Borrowers to Agent and Lenders under the Loan Documents; and

          WHEREAS, the Borrowers (other than URSI) are willing to pledge to Agent, for the benefit of Agent and lenders, all of the Stock of each of their respective domestic subsidiaries to secure the obligations of the Borrowers; and

          WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the
                             -------
other Loan Documents, the rules of construction set forth in Annex A shall
                                                             -------
govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement,
                ----------
are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.  AMOUNT AND TERMS OF CREDIT

          1.1  Credit Facilities

          (a)  Revolving Credit Facility.

          (i) Subject to the terms and conditions hereof, each Lender agrees to make available to Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Revolving Credit Advance"). The
                                              ------------------------
Pro Rata Share of the Revolving Loan of any Lender shall not at any time exceed such Lender's separate Commitment. The obligations of each Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this Section
                                                                      -------
1.1(a), provided, that the amount of any Revolving Credit Advance to be made at
------
any time under this Section 1.1(a) shall not exceed Borrowing Availability at
                    --------------
such time. Borrowing Availability may be reduced by Reserves imposed by Agent in its reasonable credit judgment. Each Revolving Credit Advance shall be made on notice by Borrower Representative on behalf of the applicable Borrower to one of the representatives of Agent identified in Schedule 1.1 at the address
                                              ------------
specified therein. Any such notice must be given no later than (1) 11:00 a.m. (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 11:00 a.m. (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit
                                                   --------------------------
Advance") must be given in writing (by telecopy or overnight courier)
-------
substantially in the form of Exhibit 1.1(a)(i), and shall include the
                             -----------------
information required in such Exhibit and such other information as may be reasonably required by Agent. If any Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower Representative must comply with Section 1.5(e).
                                --------------

          (ii) Except as provided in Section 1.12, each Borrower shall execute
                                     ------------
and deliver to each Lender a note to evidence the Commitment of that Lender. Each note shall be in the principal amount of the Commitment of the applicable Lender, dated the Closing Date and substantially in the form of Exhibit
                                                                -------
1.1(a)(ii) (each a "Revolving Note" and, collectively, the "Revolving Notes").
----------          --------------                          ---------------
Each Revolving Note shall represent the obligation of the applicable Borrower to pay the amount of the applicable Lender's Commitment or, if less, such Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to such Borrower together with interest thereon as prescribed in
Section 1.5.  The entire unpaid balance of the aggregate Revolving Loan and all
-----------
other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

          (iii) Anything in this Agreement to the contrary notwithstanding, at the request of Borrower Representative, in its discretion Agent may (but shall have absolutely no obligation to), make Advances to Borrowers on behalf of Lenders in amounts that cause the outstanding balance of the aggregate Revolving Loan to exceed the Borrowing Base (any such excess Advances are herein referred to collectively as "Overadvances"); provided that (A) no such event or
                    ------------    --------
occurrence shall cause or constitute a waiver by Agent or Lenders of any Default or Event of Default that may result therefrom or of Agent's or Lenders' right to refuse to make any further Overadvances or Advances, or incur any Letter of Credit Obligations, as the case may be, at any time that an Overadvance exists or would result therefrom and (B) no Overadvance shall result in an Event of Default based on Borrowers' failure to comply with Section 1.3(b)(i) for so long
                                                   -----------------
as Agent permits such Overadvance to be outstanding. In addition, Overadvances may be made even if the conditions to lending set forth in Section 2 have not
                                                           ---------
been met. All Overadvances shall constitute Index Rate Loans, shall bear interest at the Default Rate and shall be payable on demand. Except as otherwise provided in Section 1.11(b), the authority of Agent to make
                      ---------------
Overadvances is limited to an aggregate amount not to exceed five percent (5%) of the Borrowing Base at any time, is limited to a period of time of not more than thirty (30) days in any ninety (90) day period, shall not cause the aggregate Revolving Loan to exceed the Maximum Amount, and may be revoked prospectively by a written notice to Agent signed by the Requisite Lenders.

          (b) Reliance on Notices; Appointment of Borrower Representative.
              -----------------------------------------------------------
Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary. Each Borrower hereby designates URSI as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. URSI hereby accepts such appointment as Borrower Representative. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, any group of Borrowers or any Borrower, as the case may be, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

          1.2  Letters of Credit.  Subject to and in accordance with the terms
               -----------------
and conditions contained herein and in Annex B, Borrower Representative, on
                                       -------
behalf of the applicable Borrower, shall have the right to request, and Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of each Borrower.

          1.3  Prepayments
               -----------

          (a) Voluntary Prepayments; Reductions in Commitments.  Borrowers may
              ------------------------------------------------
at any time on at least five (5) days' prior written notice by Borrower Representative to Agent permanently reduce (but not terminate) the Commitment; provided that (A) any such reductions shall be in a minimum amount of $5,000,000
--------
and integral multiples of $1,000,000 in excess of such amount and (B) the Commitment shall not be reduced to an amount less than $75,000,000. In addition, Borrowers may at any time on at least ten (10) days' prior written notice by Borrower Representative to Agent terminate the Commitment; provided
                                                                     --------
that upon such termination, all Loans and other non-contingent Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B
                                                                       -------
hereto. Any such reduction or termination of the Commitment must be accompanied by payment of the Fee required by Section 1.9(c), if any, plus the payment of
                                  --------------
any LIBOR funding breakage costs in accordance with Section 1.13(b).  Upon any
                                                    ---------------
such reduction or termination of the Commitment, each Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, shall simultaneously be permanently reduced or terminated, as the case may be; provided that a permanent reduction of the
                                --------
Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit.

          (b)  Mandatory Prepayments.
               ---------------------

            (i) If at any time the outstanding balance of the Revolving Loan exceeds the lesser of (A) the Maximum Amount and (B) the Borrowing Base, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to
                                       -------
eliminate such excess. Notwithstanding the foregoing, any Overadvance made pursuant to Section 1.1(a)(iii) shall be repaid only on demand.
            -------------------

            (ii) Immediately upon receipt by any Credit Party of cash proceeds of any asset disposition, including condemnation proceeds, or any sale of Stock of any Subsidiary of any Credit Party, Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes and deed and mortgage recording taxes,
(C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) federal, state and local income Taxes paid or payable as a result thereof. Any such prepayment shall be applied in accordance with Section 1.3(c).
                                    --------------

            (iii) If any Borrower issues Stock, excluding the issuance of URSI Stock in an aggregate amount not to exceed twenty percent (20%) of the equity of URSI on a fully diluted basis pursuant to stock option plans, no later than the Business Day following the date of receipt of the proceeds thereof, Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of all reasonable legal fees, consulting fees, accountants' fees, transfer taxes, underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c).
                --------------

          (c) Application of Certain Mandatory Prepayments.  Any prepayments
              --------------------------------------------
made by any Borrower pursuant to Sections 1.3(b)(ii) or (b)(iii) above
                                 ---------------------- --------
(excluding prepayments from condemnation and insurance proceeds, as described in clause (d) below) shall be applied as follows: first, to Fees and reimbursable
----------
expenses of Agent then due and payable pursuant to any of the Loan Documents; second to interest then due and payable on Revolving Credit Advances made to that Borrower; third, to the principal balance of Revolving Credit Advances outstanding to that Borrower until the same has been paid in full; fourth, to any Letter of Credit Obligations of such Borrower to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit
                                    -------
Obligations have been fully cash collateralized in the manner set forth in Annex
                                                                           -----
B; fifth to interest then due and payable on the Revolving Credit Advances
-
outstanding to each other Borrower, pro rata; sixth, to the principal balance of the Revolving Credit Advances made to each other Borrower, pro rata, until the same has been paid in full, and last to any Letter of Credit Obligations of each other Borrower, pro rata, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully
         -------
cash collateralized in the manner set forth in Annex B.  The Commitment shall
                                               -------
not be permanently reduced by the amount of any such prepayments.

          (d) Application of Prepayments from Insurance and Condemnation
              ----------------------------------------------------------
Proceeds.  Prepayments from condemnation or insurance proceeds from any taking,
--------
condemnation, casualties or losses to Collateral in accordance with Section
                                                                    -------
5.4(c) shall be applied to the Revolving Credit Advances of the Borrower that
------
incurred such casualties or losses. The Commitment shall not be permanently reduced by the amount of any such prepayments. If insurance or condemnation proceeds received by a particular Borrower exceed the outstanding principal balances of the Loans to that Borrower, such proceeds shall be applied to the other Revolving Credit Advances and the allocation and application of those proceeds shall be reasonably determined by Agent.

          (e) No Implied Consent.  Nothing in this Section 1.3 shall be
              ------------------                   -----------
construed to constitute Agent's or any Lender's consent to any transaction in clauses (b)(ii) and (b)(iii) above that is not permitted by other provisions of
        -------     --------
this Agreement or the other Loan Documents.

          (f) So long as no Event of Default has occurred and is continuing, if Borrowers would incur costs pursuant to Section 1.13(b) as a result of any
                                        ---------------
mandatory prepayment required to be made pursuant to Section 1.3(b) or Section
                                                     --------------    -------
1.3(d), Borrowers may deposit the amount of such prepayment with the Agent, for
------
the benefit of the Lenders, in a cash collateral account established by the Agent until the end of the LIBOR Period applicable to such LIBOR Loan at which time such amount shall be applied by the Agent to such prepayment. Borrowers hereby grant to the Agent, for the benefit of Lenders, a security interest in such cash collateral account and all amounts in which Borrowers have any right, title or interest which are from time to time on deposit in such cash collateral account and expressly waive all rights (which rights Borrowers hereby acknowledge and agree are vested exclusively in the Agent) to exercise dominion or control over such cash collateral account or any such amounts.

          1.4  Use of Proceeds.  Borrowers shall utilize the proceeds of the
               ---------------
Revolving Loan solely for the Refinancing (and to pay any related transaction expenses), and for the financing of Borrowers' working capital, Capital Expenditures (to the extent otherwise permitted hereunder) and general corporate needs. Disclosure Schedule (1.4) contains a description of Borrowers' sources
        -------------------------
and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

          1.5  Interest and Applicable Margins.
               -------------------------------

          (a) Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date at the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time.

          As of the Closing Date, the Applicable Margins are as follows:

          Applicable Revolver Index Margin                                1.00%
          Applicable Revolver LIBOR Margin                                2.50%


          The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by Borrowers' consolidated financial performance, commencing with the first day of the first calendar month that occurs more than five (5) days after delivery of Borrowers' annual audited Financial Statements to Lenders for the Fiscal Year ending December

31, 2000 (such day, the "First Adjustment Date"). For the Borrowers' Fiscal Year ending December 31, 2000, the Fixed Charge Coverage Ratio shall be measured for the two Fiscal Quarters then ended, for the Borrowers' Fiscal Quarter ended March 31, 2001, the Fixed Charge Coverage Ratio shall be measured for the three Fiscal Quarters then ended and for the Borrowers' Fiscal Quarter ended June 30, 2001 and each of the Borrowers' Fiscal Quarters ended thereafter, the Fixed Charge Coverage Ratio shall be measured for the four Fiscal Quarters then ended. Adjustments in Applicable Margins shall be determined by reference to the following grids:



If Fixed Charge                                         Level of
Coverage Ratio is:                                      Applicable Margins:
------------------------------------------------------  -------------------------------------------------------
greater than 2.00 to 1.0                                Level I
greater than 1.75 to 1.0, but less than 2.00 to 1.0     Level II
greater than 1.05 to 1.0, but less than 1.75 to 1.0     Level III
less than 1.05 to 1.0                                   Level IV

                                      Applicable Margins
                                      Level I           Level II           Level III          Level IV
                                      ---------------   ----------------   ----------------   ----------------
Applicable Revolver Index Margin                  .50%               .75%              1.00%              1.25%
--------------------------------------------------------------------------------------------------------------
Applicable Revolver LIBOR Margin                 2.00%              2.25%              2.50%              2.75%
--------------------------------------------------------------------------------------------------------------

          All adjustments in the Applicable Margins after the First Adjustment Date shall be implemented quarterly on a prospective basis, for each calendar month commencing at least five (5) days after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, Borrower Representative shall deliver to Agent and Lenders a certificate, signed by its chief executive officer, chief financial officer or director of financial reporting, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

          (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate shall be determined by the Agent (i) on the first Business Day immediately prior to the Closing Date for calculation of interest in the month in which the Closing Date occurs and (ii) thereafter, on the last Business Day of each calendar month for calculation of interest based upon the Index Rate for the following month. Each determination by Agent of an interest rate and Fees hereunder shall be conclusive, absent manifest error.

          (d) So long as an Event of Default has occurred and is continuing under Section 8.1(a), (h) or (i) or so long as any other Default or Event of
      --------------  ---    ---
Default has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Letter of Credit Fees otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall
                       ------------
bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

          (e) Subject to the conditions precedent set forth in Section 2.2,
                                                               -----------
Borrower Representative shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the
                ---------------
expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $5,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or if the additional conditions precedent set forth in Section 2.2
                                                                  -----------
shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form
                                 ---------------------------------
of Exhibit 1.5(e).
   --------------

          (f) Notwithstanding anything to the contrary set forth in this Section
                                                                         -------
1.5, if a court of competent jurisdiction determines in a final order that the
---
rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum
                            -------------------
Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e), unless and
                                       ---------------         ---
until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(f), a court of competent
                                       --------------
jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.11 and thereafter shall refund any excess to Borrowers or as a
   ------------
court of competent jurisdiction may otherwise order.

          1.6  Eligible Accounts.  All of the Accounts owned by each Borrower
               -----------------
and reflected in the most recent Borrowing Base Certificate delivered by Borrower Representative on behalf of all Borrowers to Agent shall be "Eligible
                                                                      --------
Accounts" for purposes of this Agreement, except any Account to which any of the
--------
exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates or criteria with respect to Eligible Accounts, in its reasonable credit judgment, subject to the approval of Supermajority Lenders in the case of changes in advance rates or criteria which have the effect of making more credit available. Eligible Accounts shall not include any Account of any Borrower:

          (a) that does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

          (b) (i) upon which such Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition that has not been fulfilled at the time of determination of eligibility or (ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to such Borrower's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

          (c) in the event that any defense, counterclaim, setoff or dispute is asserted as to such Account (but only to the extent of such defense, counterclaim, setoff or dispute);

          (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

          (e) with respect to which an invoice, reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

          (f) that (i) is not owned by such Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders and Permitted Encumbrances described in clause (a) of the definition thereof;

          (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party;

          (h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality (other than the City of Chicago) or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting assignment of such obligation;

          (i) that is the obligation of an Account Debtor located in a foreign country other than Canada (excluding the provinces of Quebec, Newfoundland, the Northwest Territories and the Territory of Nunavit) unless (i) payment thereof is assured by a letter of credit assigned and delivered to Agent, reasonably satisfactory to Agent as to form, amount and issuer or (ii)(A) Agent's Lien thereon, on behalf of itself and Lenders, is a first priority perfected Lien and Agent has received documents reflecting and perfecting such Lien, in form and substance reasonably acceptable to Agent, (B) Agent is satisfied, in its reasonable credit judgment, with the collectibility and enforceability of such Account and Lien and (C) Agent is otherwise satisfied, in its reasonable credit judgment, with such Account Debtor and such foreign country (including, without limitation, the laws of such foreign country for the benefit of secured creditors and the business realities of being a secured creditor lending on Accounts owing from an Account Debtor located in such foreign country);

          (j) to the extent such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

          (k) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

          (l) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

               (i) the Account is not paid within ninety (90) days following its original invoice date;

               (ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

               (iii) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

          (m) that is the obligation of an Account Debtor if fifty percent (50%) or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the criteria set forth in Section 1.6(1)(i);
                                           -----------------

          (n) as to which Agent's Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

          (o) as to which any of the representations or warranties pertaining to Accounts set forth in this Agreement, the Security Agreement or any other Loan Document is untrue;

          (p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

          (q) to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceeds fifteen percent (15%) of all Eligible Accounts; or

          (r) that is payable in any currency other than Dollars unless (i) such Account is payable in Canadian Dollars, (ii) at least $500,000 (or the foreign currency equivalent thereof) of Accounts are payable in Canadian Dollars, and
(iii) Borrower has hedged all foreign currency risks of having such Account payable in Canadian Dollars pursuant to a hedge agreement on terms and with provisions reasonably satisfactory to Agent and Agent, on behalf of itself and Lenders, is a direct beneficiary of such hedge agreement; provided, however,
                                                          --------  -------
that the maximum amount of Accounts payable in Canadian Dollars, in the aggregate, which are included as Eligible Accounts pursuant to this clause (r) shall in no event exceed $10,000,000 (or the foreign currency equivalent thereof).

          1.7  Eligible Vehicles.  All of the Vehicles owned by the Borrowers
               -----------------
and reflected in the most recent Borrowing Base Certificate delivered by Borrower Representative on behalf of Borrowers to Agent shall be "Eligible
                                                                  --------
Vehicles" for purposes of this Agreement, except any Vehicles to which any of
--------
the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Vehicles from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust the criteria set forth below, to establish new criteria and to adjust advance rates or criteria with respect to Eligible Vehicles, in its reasonable credit judgment, subject to the approval of Supermajority Lenders in the case of adjustments in advance rates or criteria which have the effect of making more credit available. Eligible Vehicles shall not include any Vehicle or Vehicles of any Borrower that:

          (a) is not owned by such Borrower free and clear of all Liens (other than Permitted Encumbrances described in clause (a) of the definition thereof) and rights of any other Person except the Liens in favor of Agent, on behalf of itself and Lenders;

          (b) (i) is not located on premises owned or leased by such Borrower and set forth in Disclosure Schedule 3.2, or (ii) is located at a leased
                 -----------------------
location unless Agent has given its prior consent thereto and unless either (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) if required pursuant to Section 5.9, Reserves have been established with respect
                     -----------
thereto as provided in Section 5.9, or (iii) is stored with a bailee or
                       -----------
warehouseman unless a reasonably satisfactory bailee or warehouseman's letter has been delivered to Agent, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, or (v) is located at any site if the aggregate book value of Vehicles at any such location is less than $50,000, unless, in each case, such Vehicle is in transit and being operated in the ordinary course of such Borrower's business;

          (c) is not covered by a certificate of title issued by the appropriate state Governmental Authority which has been delivered to Agent and for which subparagraph (f) of this Section 1.7 has been met;
----------------         -----------

          (d) in Agent's reasonable determination, is unusable, unsaleable or unfit for sale;

          (e) is not of a type used in the ordinary course of such Borrower's business in accordance with past practices;

          (f) is not subject to a first priority lien in favor of Agent on behalf of itself and Lenders;

          (g) does not comply with any of the representations or warranties pertaining to Vehicles set forth in the Loan Documents;

          (h) to the extent the value of such Vehicle consists of costs associated with "freight-in" charges, if any; or

          (i) is not covered by casualty and liability insurance acceptable to Agent in its reasonable credit judgment.

          1.8  Cash Management Systems.  On or prior to the  Closing Date,
               -----------------------
Borrowers will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the "Cash Management Systems").
                                -------       -----------------------

          1.9  Fees.
               ----

          (a) Borrowers shall pay to GE Capital, individually, the Fees specified in that certain fee letter dated as of even date herewith among Borrowers and GE Capital (the "GE Capital Fee Letter"), at the times specified
                               ---------------------
for payment therein.

          (b) As additional compensation for the Lenders, Borrowers shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrowers' non-use of available funds in an amount equal to .375 percent (.375%) per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balance of the Revolving Loan outstanding during the period for which such Fee is due.

          (c) If Borrowers reduce or terminate the Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, Borrowers shall pay to Agent, for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to the Applicable Percentage (as defined below) multiplied by the principal amount of the reductions or termination of the Commitment. As used herein, the term "Applicable Percentage" shall mean (x) one percent (1.0%), in the case of a reduction or termination on or prior to the first anniversary of the Closing Date, (y) one half of one percent (.50%), in the case of a reduction or termination after the first anniversary of the Closing Date but on or prior to the second anniversary thereof, and (z) zero percent (0%), in the case of a reduction or termination after the second anniversary of the Closing Date. The Credit Parties agree that the Applicable Percentages are a reasonable calculation of Lenders' lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Commitments. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrowers upon a mandatory prepayment made pursuant to Sections 1.3(b) or 1.16(c); provided that Borrowers
                            ---------------    -------
do not permanently reduce or terminate the Commitment upon any such prepayment and, in the case of prepayments made pursuant to Sections 1.3(b)(ii) or
                                                 -------------------
(b)(iii), the transaction giving rise to the applicable prepayment is expressly
--------
permitted under Section 6.
                ---------

          (d) Borrowers shall pay to Agent, for the ratable benefit of Lenders, the Letter of Credit Fee as provided in Annex B.
                                        -------

          1.10  Receipt of Payments.  Borrowers shall make each payment under
                -------------------
this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the Collection Account prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

          1.11  Application and Allocation of Payments
                --------------------------------------

          (a) So long as no Default or Event of Default has occurred and is continuing, voluntary prepayments shall be applied as determined by Borrower Representative, subject to the provisions of Section 1.3(a); and mandatory prepayments shall be applied as set forth in Sections 1.3(c) and 1.3(d), subject
                                             ---------------     ------
to the provisions of Section 1.3(f).  As to each other payment, and as to all
                     --------------
payments made when a Default or Event of Default has occurred and is continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent's expenses reimbursable hereunder;
(2) to interest on the Loans, ratably in proportion to the interest accrued as to each Loan; (3) to principal payments on the Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B,
                                                                       -------
ratably to the aggregate, combined principal balance of the Loans and outstanding Letter of Credit Obligations; and (4) to all other Obligations, including expenses of Lenders to the extent reimbursable under Section 11.3.
                                                               ------------

          (b) Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of each or any Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest owing by Borrowers under this
                --------------
Agreement or any of the other Loan Documents if and to the extent Borrowers fail to pay promptly any such amounts as and when due. At Agent's option and to the extent permitted by law, any charges so made at any time shall constitute part of the Revolving Loan hereunder, even if the amount of such charges exceed Borrowing Availability at such time.

          1.12  Loan Account and Accounting.  Agent shall maintain a loan
                ---------------------------
account (the "Loan Account") on its books to record:  all Advances, all payments
              ------------
made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by each Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay the Obligations. Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account for the immediately preceding month. Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive on Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

          1.13  Indemnity
                ---------

          (a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified
                                                            -----------
Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and reasonable legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such Credit Party
                -----------------------
shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from such Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

          (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; or (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith, then Borrowers shall jointly and severally indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall, absent manifest error, be binding on the parties hereto unless Borrower Representative shall object in writing within thirty (30) Business Days of receipt thereof, specifying the basis for such objection in detail.

          1.14  Access.   Each Credit Party that is a party hereto shall, during
                ------
normal business hours, from time to time upon one (1) Business Day's prior notice as frequently as Agent determines to be appropriate (following the Closing Date, in the case of clauses (a), (b) and (c) not to exceed four (4)
                             -----------  ---     ---
times per Fiscal Year in the absence of a continuing Default or Event of Default): (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, Vehicles, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Agent and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, (c) permit Agent and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Vehicles and other Collateral of any Credit Party, and (d) permit Agent and any of its officers, employees and agents, to conduct new and/or updated appraisals (following the Closing Date, not to exceed one (1) per Fiscal Year in the absence of a continuing Default or Event of Default) of the Vehicles of the Borrowers; provided that such appraisal shall not include
                               -------- ----
any Vehicles purchased by any Borrower within the twelve (12) month period immediately preceding the date of such appraisal. If a Default or Event of Default has occurred and is continuing or if access is necessary to preserve or protect the Collateral as determined by Agent in its reasonable credit judgment, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrowers shall provide Agent and each Lender with access to their suppliers and customers. Each Credit Party shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records that Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent will give Lenders at least ten (10) days' prior written notice of regularly scheduled audits and, to the extent practicable, reasonable prior notice of any other visits made by Agent pursuant to this Section 1.14. Representatives of other Lenders may accompany Agent's
        ------------
representatives on regularly scheduled audits and any other visits made by Agent pursuant to this Section 1.14 at no charge to Borrowers.
                 ------------

          1.15  Taxes.
                -----

          (a) Any and all payments by each Borrower hereunder (including any payments made pursuant to Section 12) or under the Notes shall be made, in
                          ----------
accordance with this Section 1.15, free and clear of and without deduction for
                     ------------
any and all present or future Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 12) or under the Notes, (i) the sum payable
                            ----------
shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Agent or Lenders, as applicable, receive an amount
           ------------
equal to the sum they would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower Representative shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

          (b) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Agent or such
                                           ------------
Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

          (c) If any Lender or Agent shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes as to which it has been indemnified by a Credit Party, or with respect to which a Credit Party has paid additional amounts, pursuant to this Section 1.15, it shall promptly
                                              ------------
notify the Credit Party of the availability of such refund or claim and shall, within 30 days after receipt of a request by the Credit Party, make a claim to such Governmental Authority for such refund. If any Lender or Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes as to which it has been indemnified by a Credit Party or with respect to which a Credit Party has paid additional amounts pursuant to this Section 1.15, it shall within 30 days from the date of such
                 ------------
receipt pay over such refund to the Credit Party (but only to the extent of indemnity payments made, or additional amounts paid, by the Credit Party under this Section 1.15 giving
     ------------
rise to such refund and provided that no Default or Event of Default has occurred and is continuing and subject to the right of Agent and Lenders to apply such refund to any other Obligations which are then due and payable); provided, further that the Credit Party, upon the request of such Lender or Agent, agrees to repay the amount paid over to the Credit Party to such Lender or Agent in the event such Lender or Agent is required to repay such refund to such Governmental Authority.

          (d) Each Lender (including transferees and assignees under Section
                                                                     -------
9.1) organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under
---------------
the Notes are wholly exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrowers and Agent a properly completed and executed IRS Form W-8EC1 or Form W-8BEN or other applicable form, certificate or document (or subsequent versions thereof or successors thereto) prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Each
                                           ------------------------
Foreign Lender hereby represents as of the date of this Agreement that, under applicable law and treaties in effect on the date of this Agreement, no United States federal taxes will be required to be withheld by any Credit Party or Agent with respect to any payments to be made to such Foreign Lender in respect of this Agreement. Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrowers and Agent prior to becoming a Lender hereunder certifying that at such time payments to be made to such foreign Person under this Agreement or under the Notes are wholly exempt from United States withholding tax; to the extent that any foreign Person is unable to provide such a Certificate of Exemption, such foreign Person shall not be entitled to become a Lender hereunder. Each Lender which delivers to Borrower and Agent any Certificate of Exemption pursuant to this Section 1.15(d)
                                                                 ---------------
further undertakes to deliver to Borrowers and Agent a new Certificate of Exemption on or before the date that the most recent Certificate of Exemption previously delivered by it to Borrowers or Agent expires or becomes obsolete or after the occurrence of any event requiring a change in such previously delivered Certificate of Exemption, and such extensions or renewals thereof as may reasonably be requested by Borrowers or Agent, unless any change in law, rule, regulation, treaty or directive, or in the interpretation or application thereof, has occurred prior to the date on which any such delivery would otherwise be required which renders all such Certificates of Exemption inapplicable or which would prevent such Lender from duly completing and delivering any such Certificate of Exemption with respect to it and such Lender advises Borrowers and Agent that payments to be made under this Agreement or the Notes to it are not exempt from United States withholding taxes.
Notwithstanding any provision of Section 1.15(a) and 1.15(b) to the contrary, no
                                 ---------------     -------
Borrower or Credit Party shall have any obligation to pay any amount to or for the account of Lender on account of any Taxes pursuant to Sections 1.15(a) and
                                                          ----------------
1.15(b) (including, without limitation, the second sentence of Section 1.15(a))
-------                                                        ---------------
to the extent that such amount results from (i) failure of any Lender to comply with its obligations pursuant to this Section 1.15(d) or (ii) any representation
                                      ---------------
or warranty made or deemed to be made by the Lender pursuant to this Section
                                                                     -------
1.15(d) proving to have been incorrect, false or misleading in any material
-------
respect when so made or deemed to be made.

          (e) Each Lender agrees to use reasonable efforts (including reasonable efforts to change the applicable lending office) to avoid or to minimize any amounts which might otherwise by payable pursuant to this Section 1.15;
                                                          ------------
provided, however, that such efforts shall not cause the imposition on such
--------  -------
Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material or otherwise be deemed by such Lender in its sole discretion to be disadvantageous to it or contrary to is policies.

          1.16  Capital Adequacy; Increased Costs; Illegality
                ---------------------------------------------

          (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

          (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Agent by such Lender, shall be conclusive and binding on Borrowers for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.16(b).
                                                               ---------------

          (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) each Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of such Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.

          (d) Within fifteen (15) days after receipt by Borrower Representative of written notice and demand from any Lender (an "Affected Lender") for payment
                                                  ---------------
of additional amounts or increased costs as provided in Sections 1.15(a),
                                                        ----------------
1.16(a) or 1.16(b), Borrower Representative  may, at its option, notify Agent
-------    -------
and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower Representative, with the consent of Agent, may obtain, at Borrowers' expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which
                     ------------------
Replacement Lender must be reasonably satisfactory to Agent. If Borrowers obtain a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitment to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale; provided, that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen
(15) days following its receipt of Borrowers' notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within ninety (90) days thereafter, Borrowers' rights under this Section 1.16(d) shall terminate and
                                         ---------------
Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).
                                    ----------------  -------     -------

          1.17  Single Loan.  All Loans to each Borrower and all of the other
                ------------
Obligations of each Borrower arising under this Agreement and the other Loan Documents including, without limitation, all guaranty Obligations, shall constitute one general obligation of that Borrower secured, until the Termination Date, by all of the Collateral.

2.  CONDITIONS PRECEDENT

          2.1  Conditions to the Initial Loans.  No Lender shall be obligated to
               --------------------------------
make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agent and Lenders:

          (a) Credit Agreement; Loan Documents.  This Agreement or counterparts
              --------------------------------
hereof shall have been duly executed by, and delivered to, Borrowers, each other Credit Party, if any, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance reasonably satisfactory to Agent.

          (b) Repayment of  Prior Lender Obligations; Satisfaction of
              -------------------------------------------------------
Outstanding L/Cs.  (i)  Agent shall have received a fully executed original of a
----------------
pay-off letter reasonably satisfactory to Agent confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the initial Revolving Credit Advance and all Liens upon any of the property of Borrowers or any of their Subsidiaries in favor of Prior Lender shall be terminated by Prior Lender immediately upon such payment; and (ii) all letters of credit issued or guaranteed by Prior Lender shall have been cash collateralized, supported by a guaranty of Agent or supported by a Letter of Credit issued pursuant to Annex B, as mutually agreed upon by Agent, Borrowers and Prior Lender.

          (c) Approvals.  Agent shall have received (i) satisfactory evidence
              ---------
that the Credit Parties have obtained all material required consents and approvals of all Persons including all requisite Governmental Authorities (including, without limitation, that the waiting period specified in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time, including any accelerations or extensions thereof, shall have expired or been terminated) to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer's certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

          (d) Opening Liquidity. The sum of (i) Borrowers' cash on hand plus
              -----------------
(ii) the lesser of (x) the Maximum Amount and (y) the Borrowing Base, in each case less the sum of Revolving Loans, after giving effect to the initial Revolving Credit Advance made to each Borrower, the incurrence of any initial Letter of Credit Obligations and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) shall be no less than $14,000,000.

          (e) Payment of Fees. Borrowers shall have paid the Fees required to be
              ---------------
paid on the Closing Date in the respective amounts specified in Section 1.9
                                                                -----------
(including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

          (f) Capital Structure: Other Indebtedness.  The capital structure of
              -------------------------------------
each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be reasonably acceptable to Agent in its reasonable sole discretion.

          (g) Due Diligence.  Agent shall have completed its legal due diligence
              -------------
review and roll forward of its previous collateral audit with results reasonably satisfactory to Agent.

          (h) Equity Contributions.  On or prior to the Closing Date, KPS and
              --------------------
CFE shall have, respectively, contributed not less that $25,000,000 and $2,000,000, respectively, in cash through the purchase of Preferred Stock on terms and conditions reasonably acceptable to Agent.

          (i) Subordinated Debt.  On or prior to the Closing Date, URSI shall
              -----------------
have completed the Subordinated Debenture Restructuring.

          (j) Shareholder Approval.  The shareholders of URSI shall have
              --------------------
approved the Equity Transaction.

          2.2 Further Conditions to Each Loan. Except as otherwise expressly
              -------------------------------
provided herein, no Lender shall be obligated to fund any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

          (a) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement or such other Loan Document;

          (b) any event or circumstance having a Material Adverse Effect has occurred since the date hereof as determined by the Requisite Lenders;

          (c) any Default or Event of Default has occurred and is continuing or would result immediately after giving effect to any Advance or the incurrence of any Letter of Credit Obligation, and the Agent or the Requisite Lenders shall have determined not to make any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation; or

          (d) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the aggregate Revolving Loan would exceed the lesser of the Borrowing Base and the Maximum Amount.

The request and acceptance by any Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrowers
        -----------
of the cross-guaranty provisions set forth in Section 12 and of the granting and
                                              ----------
continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3.  REPRESENTATIONS AND WARRANTIES

          To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

          3.1  Corporate Existence; Compliance with Law.  Each Credit Party (a)
               ----------------------------------------
is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction or organization set forth on Disclosure Schedule 3.1;
                                                     -----------------------
(b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities in excess of $500,000; (c) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and bylaws, partnership agreement or operating agreement, as applicable; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          3.2  State of Incorporation, Executive Offices, Collateral Locations,
               ----------------------------------------------------------------
FEIN. As of the Closing Date, the state of incorporation, the current
----
location of each Credit Party's chief executive office and the warehouses and premises at which any Collateral is located are set forth in Disclosure Schedule
                                                             -------------------
(3.2), and none of such locations has changed within the twelve (12) months
-----
preceding the Closing Date.  In addition, Disclosure Schedule (3.2) lists the
                                          -------------------------
federal employer identification number of each Credit Party.

          3.3  Corporate Power, Authorization, Enforceable Obligations. The
               -------------------------------------------------------
execution, delivery and performance by each Credit Party of the
Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's corporate power; (b) have been duly authorized by all necessary corporate and shareholder action; (c) do not contravene any provision of such Person's charter or bylaws; (d) do not violate any applicable law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section
                                                                        -------
2.1(c), all of which will have been duly obtained, made or complied with prior
------
to the Closing Date, except in the case of clauses (d) and (e), any violations, conflicts, breaches, terminations, defaults or accelerations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. On or prior to the Closing Date each of the Loan Documents shall have been duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or at law).

          3.4  Financial Statements and Projections.  Except for the
               ------------------------------------
Projections, all Financial Statements concerning URSI, the other Borrowers and their respective Subsidiaries that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

          (a) Financial Statements.  The following Financial Statements attached
              --------------------
hereto as Disclosure Schedule (3.4(a)) have been delivered on or prior to the
          ----------------------------
date hereof:

               (i) The audited consolidated balance sheets at December 31, 1997, December 31, 1998 and December 31, 1999 and the related statements of income and cash flows of URSI, the other Borrowers and their Subsidiaries for the Fiscal Years then ended, certified by KPMG.

               (ii) The unaudited consolidated balance sheet(s) at May 31, 2000 and the related statement(s) of income and cash flows of URSI, the other Borrowers and their Subsidiaries for the five Fiscal Months then ended.

          (b) Pro Forma.  The Pro Forma delivered on the date hereof and
              ---------
attached hereto as Disclosure Schedule (3.4(b)) was prepared by Borrowers giving
                   ---------------------------
pro forma effect to the Related Transactions, was based on the unaudited consolidated balance sheets of Borrowers and their Subsidiaries dated May 31, 2000, and was prepared in accordance with and subject to such customary adjustments thereto as would be required in accordance with GAAP.

          (c) Projections.  The Projections delivered on the date hereof and
              -----------
attached hereto as Disclosure Schedule (3.4(c)) have been prepared by Borrowers
                   ---------------------------
in light of the past operations of their businesses, and reflect projections for the five (5) year period beginning on January 1, 2000 on a quarterly basis for the first two (2) years of such period and on a year-by-year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers at the time of the preparation of such Projections and, as of the Closing Date, reflect Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein, it being recognized by Agent and Lenders that such Projections as to future events are not to be viewed as facts and that actual results during the period covered by the Projections may differ from projected results.

          3.5  Material Adverse Effect.  Except as set forth in Disclosure
               -----------------------                          ----------
Schedule (3.5), between December 31, 1999 and the Closing Date: (a) no Credit
--------------
Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Pro Forma and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrowers' knowledge no third party is in default under any material contract, lease or other agreement or instrument to which any Credit Party is a party or by which any Credit Party is bound, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between December 31, 1999 and the Closing Date no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

          3.6  Ownership of Property; Liens.  As of the Closing Date, the real
               ----------------------------
estate ("Real Estate") listed in Disclosure Schedule (3.6) constitutes all of
         -----------             -------------------------
the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned Real Estate, subject to Permitted Encumbrances, and valid and marketable leasehold interests in all of its leased Real Estate, subject to Permitted Encumbrances, all as described on Disclosure Schedule (3.6), and copies of all such leases or
                    -------------------------
a summary of terms thereof reasonably satisfactory to Agent have been delivered or made available to Agent. Disclosure Schedule (3.6) further describes any
                             -------------------------
Real Estate with respect to which any Credit Party is a lessor or sublessor or assignor of a leasehold estate as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets (excluding Intellectual Property). As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Except as set forth in Disclosure Schedule (3.6), each Credit
                                      -------------------------
Party has good and marketable title to all of its Vehicles, free and clear of any Liens. Except as set forth in Disclosure Schedule (3.6), none of such
                                   -------------------------
Vehicles is subject to any lease or other similar arrangement. As of the Closing Date Disclosure Schedule (3.6) contains a true, complete and accurate
             -------------------------
listing of all vehicle titles (with specificity, including vehicle identification numbers) for each and every Vehicle owned by any Credit Party as of June 30, 2000. Within twenty (20) days following the Closing Date, Borrower Representative shall deliver to Agent a revised Disclosure Schedule (3.6)
                                                -------------------------
setting forth a true, complete and accurate listing of all vehicle titles (with specificity, including vehicle identification numbers) for each and every Vehicle owned by any Credit Party as of the Closing Date. Except as set forth in Disclosure Schedule (3.6), each Credit Party has received all deeds,
   -------------------------
assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all such Real
Estate, Vehicles and other properties and assets.  Disclosure Schedule (3.6)
                                                   -------------------------
also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party's Real Estate or Vehicles has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its condition as of the date of fire or casualty loss or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

          3.7  Labor Matters.  As of the Closing Date (a) no strikes or other
               -------------
material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in Disclosure Schedule (3.7), no Credit Party is a party to
                       -------------------------
or bound by any collective bargaining agreement, management agreement, consulting agreement, material employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered or made available to
             -------------------------
Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule
                                                       -------------------
(3.7), there are no material complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

          3.8  Ventures, Subsidiaries and Affiliates; Outstanding Stock and
               ------------------------------------------------------------
Indebtedness. Except as set forth in Disclosure Schedule (3.8), as of the
                                     -------------------------
Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. As of the Closing Date, all of the issued and outstanding Stock of each Credit Party is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule (3.8). Except as set forth on Disclosure Schedule (3.8), as of the Closing Date, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness (except for the

Obligations) of each Credit Party as of the Closing Date is described in Section
                                                                         ------
6.3 (including Disclosure Schedule (6.3)).
---            -------------------------

          3.9 Government Regulation. No Credit Party is an "investment company"
              ---------------------
or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

          3.10 Margin Regulations. No Credit Party is engaged, nor will it
               ------------------
engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock, and none of
           ------------
the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

          3.11 Taxes. All tax returns, reports and statements, including
               -----
information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets
                                                 -------------------------
forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described in Disclosure Schedule (3.11), no Credit Party has executed or filed
             -------------------------
with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each

Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

          3.12  ERISA
                -----

          (a) Disclosure Schedule (3.12) lists (i) all ERISA Affiliates and (ii)
              --------------------------
all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans if any. Copies of all such listed Plans, together with a copy of the latest IRS/DOL 5500-series form for each such Plan, have been delivered to Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23. No Credit Party or ERISA Affiliate has been obligated to make any contribution or pay any amount due as required by either
Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan.
No Credit Party or ERISA Affiliate has engaged in a "prohibited transaction", as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

          (b) (i) There are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; and (ii) Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan.

3.13 No Litigation. No action, claim, lawsuit, demand, -------------- investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), that
                                                              ----------
(a) challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, (b) involves any shareholder lawsuit, class action by shareholders or other claim by or on behalf of a shareholder or shareholders other than as set forth on Disclosure Schedule (3.13), none of which, either individually or in the
--------------------------
aggregate, could reasonably be expected to have a Material Adverse Effect, or
(c) has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing
                               -------------------------
Date there is no Litigation pending or, to any Credit Party's knowledge, threatened, that seeks (or, if no specific damages are sought, could reasonably be expected to result in) damages in excess of $500,000 or injunctive relief against, or alleges criminal misconduct of any Credit Party.

          3.14 Brokers. Except as set forth on Disclosure Schedule (3.14), no
               -------                         --------------------------
broker or finder brought about the obtaining, making or closing of the Loans or any of the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

          3.15 Intellectual Property. As of the Closing Date, each Credit Party
               ---------------------
owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark registration or application, Copyright registration or application and material License owned by any Credit Party or pursuant to which any Credit Party has rights is listed, together with application or registration numbers, as applicable, in Disclosure Schedule
                                                       -------------------
(3.15). To its knowledge, each Credit Party conducts its business and affairs
-----
without infringement of or interference with any Intellectual Property of any other Person in any material respect. Except as set forth in Disclosure Schedule
                                                             ------------------
(3.15), no Credit Party is aware of any infringement claim by any other Person
------
with respect to any Intellectual Property.

          3.16 Full Disclosure. No information contained in this Agreement, any
               ---------------
of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other written reports or proxy materials from time to time delivered hereunder or in connection herewith or any written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement or in connection herewith contains or will contain at the time delivered or furnished any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made, provided that (a) the statements in any of the foregoing describing documents and agreements are summaries only and as such are qualified in their entirety by reference to such documents and agreements, (b) to the extent any such information in any of the foregoing was based upon or constitutes a forecast or projection, each Credit Party represents only that it acted in good faith and utilized reasonable assumptions, due and careful consideration and the best information known to it at the time in the preparation of such information and (c) as to the information that is specified as having been supplied by third parties other than Affiliates of any Credit Party, each Credit Party represents only that it is not aware of any material misstatement therein or omission therefrom. Other than as set forth on Disclosure Schedule (3.16), the security
                                      -------------------
interests (other than those in Proceeds, to the extent that such security interests may be perfected under the Code only by possession) granted pursuant to the Collateral Documents (other than cash) (x) upon completion of the timely (as defined, if applicable, in a manner consistent with the provisions of Section 205 of 17 U.S.C., Section 1060 of 15 U.S.C. and Section 261 of 35 U.S.C.) filings and other actions specified on Disclosure Schedule (3.16) will constitute valid perfected security interests in all of the Collateral in favor of the Agent, for the ratable benefit of the Lenders, as collateral security for the Obligations, effective against all creditors of such Borrower and any Persons purporting to purchase any Collateral from such Borrower (except purchasers of Inventory in the ordinary course), and (y) are prior to all other Liens on the Collateral in existence on the date hereof except Permitted Encumbrances.

          3.17  Environmental Matters
                ---------------------

          (a) Except as set forth in Disclosure Schedule (3.17), as of the
                                     --------------------------
Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities that could reasonably be expected to exceed $500,000; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate that could reasonably be expected to result in Environmental Liabilities in excess of $500,000; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to exceed $500,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $500,000, and all such Environmental Permits are valid, uncontested and in good standing;
(v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $500,000, and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $250,000 or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

          (b) Each Credit Party hereby acknowledges and agrees that Agent in its capacity as Agent or Lender under the Loan Documents, in the absence of foreclosure or otherwise taking of possession of the Real Estate (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

          3.18 Insurance. Disclosure Schedule (3.18) lists all insurance
               ---------  -------------------------
policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

          3.19 Deposit and Disbursement Accounts. Disclosure Schedule (3.19)
               ---------------------------------  --------------------------
lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

          3.20 Government Contracts. Except as set forth in Disclosure Schedule
               --------------------                         -------------------
(3.20), as of the Closing Date, no Credit Party is a party to any material
------
contract or agreement with any Governmental Authority and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section
3727) or any similar state or local law.

          3.21 Customer and Trade Relations. Except as set forth in Disclosure
               ----------------------------                         ----------
Schedule (3.21), as of the Closing Date, there exists no actual or, to the
---------------
knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of such Credit Party; or the business relationship of any Credit Party with any supplier material to its operations.

          3.22  Agreements and Other Documents.  As of the Closing Date, each
                ------------------------------
Credit Party has provided or made available to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of the following agreements or documents to which it is subject and each of which is listed in Disclosure Schedule (3.22): (i) all contracts, agreements, licenses, notes,
-------------------------
bonds, mortgages, guarantees, security agreements and commitments, including all amendments and modifications thereto, to which any Credit Party or any of its subsidiaries is a party that are required to be disclosed pursuant to Item 601 of Regulation S-K under the Securities Act of 1933; (ii) all instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Credit Party and any Lien granted by such Credit Party with respect thereto; and (iii) all instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

          3.23  Solvency.  Both before and after giving effect to (a) the Loans
                --------
and Letter of Credit Obligations to be made or incurred on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower Representative; (c) the Refinancing, the Subordinated Debenture Restructuring and the consummation of the other Related Transactions; and (d) the payment and accrual of all transaction costs in connection with the foregoing, the Credit Parties, taken as a whole, are and will be Solvent.


          3.24  Subordinated Debt.  As of the Closing Date, Borrowers have
                -----------------
delivered to Agent a complete and correct copy of the Subordinated Debentures and each of the Subordinated Debentures Restructuring Documents (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other agreements, instruments and documents delivered pursuant thereto or in connection therewith), in each instance as in effect after giving effect to the Subordinated Debenture Restructuring.

URSI has the corporate power and authority to incur the Indebtedness evidenced by the Subordinated Debentures. The subordination provisions of the Subordinated Debentures, the 2000 Purchase Agreement and the Subordinated Guaranty, as the same may be amended, supplemented, restated or otherwise modified from time to time to the extent expressly permitted hereunder, are enforceable against Charterhouse (or any other subsequent permitted holders of the Subordinated Debentures, if any) by Agent and Lenders. All Obligations, including the Letter of Credit Obligations, constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in the Subordinated Debentures, the 2000 Purchase Agreement and the Subordinated Guaranty, as the same may be amended, supplemented, restated or otherwise modified from time to time to the extent expressly permitted hereunder. The principal of and interest on the Notes, all Letter of Credit Obligations and all other Obligations will constitute "Senior Obligations" and the Agent will constitute a "Designated Holder of Senior Obligations", as each term or any similar terms are or may be used in each of the Subordinated Debentures Restructuring Documents or any other agreement, instrument or document evidencing or applicable to any other Subordinated Debt. URSI and the other Borrowers acknowledge that Agent and each Lender are entering into this Agreement and are extending the Commitments in reliance upon the subordination provisions of the Subordinated Debentures and this Section 3.24.
     ------------

4.  FINANCIAL STATEMENTS AND INFORMATION

          4.1  Reports and Notices
               -------------------

          (a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.
             -------

          (b) Each Credit Party executing this Agreement hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the
                                                      --------------
times, to the Persons and in the manner set forth in Annex F.
                                                     -------

          4.2  Communication with Accountants.  Each Credit Party executing this
               ------------------------------
Agreement authorizes (a) Agent and (b) so long as an Event of Default has occurred and is continuing, each Lender, to communicate directly with its independent certified public accountants (it being understood that Borrower Representative shall be given prior notice and the opportunity to participate in such communications so long as no Default or Event of Default has occurred and is then continuing), including KPMG, and authorizes and at Agent's request shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

5.  AFFIRMATIVE COVENANTS

          Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

          5.1 Maintenance of Existence and Conduct of Business. Each Credit Party shall, except as otherwise expressly permitted hereunder: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and take all reasonable action to maintain its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1), except as set forth in Section 6.15.
--------------------------                        -------------


          5.2  Payment of Charges
               ------------------

          (a) Subject to Section 5.2(b), each Credit Party shall pay and
                         --------------
discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (ii) lawful claims for labor, materials, supplies and services or otherwise, and
(iii) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due.

          (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in
Section 5.2(a); provided, that (i) adequate reserves with respect to such
--------------  --------
contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer
                                                 --------------
met; and (v) Agent has not advised Borrowers in writing that Agent reasonably believes that nonpayment or nondischarge thereof could reasonably be likely to have a Material Adverse Effect.

          5.3 Books and Records. Each Credit Party shall keep adequate books and
              -----------------
records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)).

          5.4  Insurance; Damage to or Destruction of Collateral
               -------------------------------------------------

          (a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.18) as in effect
                                       --------------------------
on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Agent. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide 30 days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

          (b) Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent's opinion, adequately protect both Agent's and Lender's interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies.

          (c) Each Credit Party shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $500,000, as such Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower Representative shall promptly notify Agent of (i) any loss, damage, or destruction to the Collateral in the amount of $750,000 or more, whether or not covered by insurance and (ii) following any loss, damage or destruction to the Collateral in the aggregate amount of $750,000 or more in any Fiscal Year, the filing of any claim under any policy of insurance or any police reports in connection with any Vehicles in such Fiscal Year. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(d); or permit or require the applicable to use such
                --------------
money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $250,000 in the aggregate, Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 90 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(d). All insurance
                                               --------------
proceeds that are to be made available to any Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan of such Borrower (which application shall not result in a permanent reduction of the Commitment) and upon such application, Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. Thereafter, such funds shall be made available to that Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower Representative shall request an Advance be made to such Credit Party in the amount requested to be released; (ii) so long as the conditions set forth in
Section 2.2 have been met, Lenders shall make such Advance and the Reserve
-----------
established with respect to such insurance proceeds shall be reduced by the amount of such Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(d).
     --------------

          5.5  Compliance with Laws. Each Credit Party shall comply with all
               --------------------
federal, state, local and foreign laws and regulations applicable to it, including those relating to traffic safety, the highways, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          5.6  Supplemental Disclosure. From time to time as may be reasonably
               -----------------------
requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no
                                                        -------- ----
such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

          5.7  Intellectual Property.  Each Credit Party will conduct its
               ---------------------
business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

          5.8  Environmental Matters.  Each Credit Party shall and shall cause
               ---------------------
each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $100,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $500,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

          5.9  Landlords' Agreements, Mortgagee Agreements, Bailee Letters and
               ---------------------------------------------------------------
Real Estate Purchases.  Each Credit Party shall use commercially reasonable
---------------------
efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, repair facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. With respect to such locations leased or owned as of the Closing Date and thereafter, if Agent has not received a landlord or mortgagee agreement or bailee letter within ninety (90) days following the Closing Date (or, if leased or acquired after the Closing Date, within ninety
(90) days following the date such location is acquired or leased), any Borrower's Eligible Vehicles at that location shall be subject to a Reserve, at the sole discretion of Agent, equal to two months rent with respect to such location, provided however, if Borrowing Availability shall be greater than $20,000,000, no such Reserve shall be imposed by the Agent. After the Closing Date, no real property, warehouse or other space shall be leased by any Credit Party and no Vehicles shall be shipped to a repair facility under arrangements established after the Closing Date without the prior written consent of Agent (which consent, in Agent's discretion, may be conditioned upon the exclusion from the Borrowing Base of Eligible Vehicles at that location or the establishment of Reserves acceptable to Agent) or, unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location, public warehouse or other location where any Collateral is or may be located. To the extent otherwise permitted hereunder, if any Credit Party proposes to acquire a fee ownership interest in Real Estate after the Closing Date, it shall first provide to Agent a mortgage or deed of trust granting the Agent a first priority Lien on such Real Estate, together with environmental audits, mortgage title insurance commitment, survey, local counsel opinion(s), and, if required by Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, all in form and substance reasonably satisfactory to Agent.

          5.10 Further Assurances.  Each Credit Party executing this Agreement
               -------------------
agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon the reasonable request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

          5.11 Notification of Title IV Plan.  Each Credit Party shall inform
               -----------------------------
Agent and the Lenders of its intention to establish a Title IV Plan at least thirty (30) days prior to the establishment of such plan, and no such Title IV Plan shall be established without the prior written consent of the Agent and Requisite Lenders, which consent shall not be unreasonably withheld.

          5.12 Additional Availability.  Notwithstanding any other provision of
               -----------------------
this Agreement, Agent and Lenders agree to provide additional availability under the Borrowing Base to the Borrowers on the Closing Date and thereafter in an amount equal to $1,250,000 (the

"Additional Amount"), based upon, among other reasons, Agent's receipt at Closing of certificates of title and other acceptable documentation for Vehicles which are titled in states in which the Agent's security interest, on behalf of itself and Lenders, will not be perfected until the appropriate Governmental Authority of such state has indicated on the certificate of title that Agent is a lienholder. As such certificates of title are received by the Agent evidencing that the appropriate Governmental Authority of such state has indicated on such certificates of title that the Agent is the lienholder for such Vehicles or to the extent that Agent perfects a security interest in other Vehicles which were not included in the Borrowing Base on the Closing Date and constitute Eligible Vehicles after the Closing Date, the Additional Amount will be reduced by an amount equal to the increase in the Borrowing Base resulting from Agent's perfection of its security interest in such Vehicles. On the Closing Date, the closing fee payable to KPS will be reduced by $1,250,000. If and when the Additional Amount is reduced to zero pursuant to the terms of the second sentence of this Section 5.12, KPS will be paid the $1,250,000 by which its
                 ------------
closing fee was reduced on the Closing Date notwithstanding Section 6.14 or any other provision of this Agreement.

          5.13 Clouded Title Vehicles.  On the Closing Date, Existing Vehicles
               ----------------------
to which a Net Orderly Liquidation Value of $1,775,840 is ascribed in the Taylor & Martin Appraisal Report and for which certificates of title and other appropriate documentation are being delivered to Agent are also subject to existing UCC-1 financing statements filed by secured parties other than the Agent. Borrowers jointly and severally represent and warrant to Agent and Lenders that all of such Existing Vehicles are as of the Closing Date owned by a Borrower free and clear of any Liens and that each of such existing UCC-1 financing statements is in respect of a previously terminated lease transaction. Borrowers jointly and severally covenant and agree that they will take all steps necessary to ensure the termination of each of such existing UCC-1 financing statements within thirty (30) days of the Closing Date. Each of the foregoing Existing Vehicles will be included in the Borrowing Base on the Closing Date and thereafter for thirty (30) days on the basis of its Net Orderly Liquidation Value as long as it meets all of the other criteria to be an Eligible Vehicle. Failure to deliver to the Agent satisfactory evidence of the discharge of the existing UCC-1 financing statement in respect of any of such Existing Vehicles on or prior to the thirtieth (30/th/) day following the Closing Date will result in the automatic removal of such Existing Vehicle from the Borrowing Base on such thirtieth (30/th/) day.

 6.  NEGATIVE COVENANTS

     Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that, without the prior written consent of Agent and the Requisite Lenders, from and after the date hereof until the Termination Date:

     6.1  Mergers, Subsidiaries, Etc.  No Credit Party shall directly or
          --------------------------
indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person, except that any Borrower may merge with another Borrower, provided that Borrower
                                                          --------
Representative shall be the survivor of any such merger to which it is a party.

     6.2  Investments; Loans and Advances.  Except as otherwise expressly
          -------------------------------
permitted by this Section 6, no Credit Party shall make or permit to exist any
                  ---------
investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise (each of the foregoing an "investment"), except that:
(a) investments and loans set forth in Disclosure Schedule (6.2) are expressly
                                       -------------------------
permitted hereunder; (b) Borrowers may hold investments comprised of notes payable, or Stock or other securities issued by Account Debtors to any Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrowers does not exceed $250,000 in any Fiscal Year; (c) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date; (d) Borrowers may hold unsecured notes issued in connection with a sale of assets pursuant to Section 6.8 hereof;
                                                       -----------
provided that the cash portion of the purchase price paid shall be equal to or greater than the amount that the Borrowing Base is reduced as a result of such asset sale and provided, further that the Borrowers shall have Borrowing
               --------  -------
Availability of not less than $25,000,000; (e) other investments not exceeding $250,000 in the aggregate at any one time outstanding; and (f) so long as no Default or Event of Default has occurred and is continuing and there are no Advances or any other non-contingent Obligations outstanding for more than 3 consecutive Business Days, Borrowers may make investments, subject to Control Letters in favor of Agent for the benefit of Lenders or otherwise subject to a perfected security interest in favor of Agent for the benefit of Lenders in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated
                                                                      -------
Bank"), (iv) time deposits maturing no more than 30 days from the date of
----
creation thereof with A Rated Banks and (v) shares of money market or mutual funds that invest solely in one or more of the investments described in clauses
(i) through (iv) above.  In addition to the foregoing clause (f), Borrower
                                                      ----------
Representative may maintain investments in cash, if subject to a tri-party Blocked Account Agreement in form and substance satisfactory to Agent and pursuant to which Agent for the benefit of Lenders shall have a first priority perfected security interest, in an aggregate amount not to exceed $750,000 or, if not subject to any such Blocked Account Agreement, in an aggregate amount not to exceed $250,000, consisting of overnight investments in the Investment Account which is identified as such in Disclosure Schedule (3.19).
                                       ---------------------------

          6.3  Indebtedness
               ------------

          (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(c), (ii)
                                                         --------------
the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) the Subordinated Debentures, (v) existing Indebtedness described in Disclosure
                                                                -----------
Schedule (6.3) and refinancings thereof or amendments or modifications thereto
--------------
that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as reasonably determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified and (vi) other unsecured Indebtedness of the Credit Parties not exceeding $2,500,000 in aggregate principal amount at any time outstanding.

          (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(a) or (b); (iii) Indebtedness permitted by Section 6.3(a)(v)
     ---------------    ---                                  -----------------
upon any refinancing thereof in accordance with Section 6.3(a)(v); and (iv)
                                                -----------------
repayments of other unsecured Indebtedness of the Credit Parties permitted to be incurred under Section 6.3(a)(vi); provided, that, the aggregate amount of all
               ------------------  --------  ----
such repayments during the term of this Agreement shall not exceed $1,500,000; and provided, further, that, such repayments are only of Indebtedness comprised
    --------  -------  ----
of guaranties and related expenses provided by Credit Parties for the benefit of independent operators used by the Borrowers.

          6.4  Employee Loans and Affiliate Transactions
               -----------------------------------------

          (a) Except as otherwise expressly permitted in this Section 6 with
                                                              ---------
respect to Affiliates, no Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party. In addition, if any such transaction or series of related transactions involves payments in excess of $500,000 in the aggregate, the terms of these transactions must be disclosed in advance to Agent. All such transactions existing as of the date hereof are described in Disclosure Schedule (6.4(a)).
                        ---------------------------

          (b) No Credit Party shall enter into any lending or borrowing transaction with any officers or senior management of any Credit Party, except
(i) loans to such Persons in the ordinary course of business consistent with past practices for travel and entertainment expenses, up to a maximum of $25,000 in the aggregate at any one time outstanding, (ii) loans to such Persons for relocation expenses up to a maximum of $1,000,000 in the aggregate at any one time outstanding; (iii) loans to such Persons for the purchase by such officer or member of senior management of shares of Stock of any Borrower up to a maximum of $100,000 in the aggregate at any one time outstanding and (iv) other loans and advances to such Persons up to a maximum of $100,000 in the aggregate at any one time outstanding.

          (c) No Credit Party shall enter into any lending or borrowing transaction with any employees (who are not officers or members of senior management) of any Credit Party, except loans and advances to their respective employees up to a maximum of $750,000 in the aggregate at any one time outstanding.

          6.5  Capital Structure and Business.  No Credit Party shall (a) make
               ------------------------------
any changes in any of its business objectives, purposes or operations that could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described in Disclosure Schedule (3.8), including the issuance of any shares of Stock,
-------------------------
warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock; provided that URSI may issue shares of its Stock, warrants or other securities convertible into Stock so long as no Change of Control occurs after giving effect thereto, or (c) amend its charter or bylaws in a manner that would adversely affect Agent or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any line of business other than the lines of business currently engaged in by it.

          6.6  Guaranteed Indebtedness.  Except as set forth in Disclosure
               -----------------------                          ----------
Schedule (6.6), no Credit Party shall create, incur, assume or permit to exist
--------------
any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party or for collection in the ordinary course of business, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement.

          6.7  Liens.  No Credit Party shall create, incur, assume or permit to
               -----
exist any Lien on or with respect to its Accounts, Vehicles or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) securing the Indebtedness described on
              -------------------------
Disclosure Schedule (6.3) and  permitted  refinancings, extensions and renewals
-------------------------
thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien is not extended to any other property; (c) other Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7); (d) Liens created after the
                         -------------------------
date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $2,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets); and (e) Liens arising from precautionary financing statement filings with respect to operating leases entered into by any Credit Party in the ordinary course of business. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto and proceeds from the disposition of such assets (including, without limitation, insurance and condemnation proceeds).

          6.8  Sale of Stock and Assets.  No Credit Party shall sell, transfer,
               ------------------------
convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts or Vehicles, other than the sale, transfer, conveyance or other disposition by a Credit Party of (a) Equipment and Vehicles that are obsolete or no longer usable or useful in such Credit Party's business, replacement and spare parts for Equipment and Vehicles that are obsolete or no longer used or useful in such Credit Party's business, surplus Vehicles at any location and Vehicles which such Credit Party has determined to sell as part of its fleet modernization program and having a net book value not exceeding (i) $6,000,000 in the aggregate in the Fiscal Year ending December 31, 2000, and (ii) $4,000,000 in the aggregate in any Fiscal Year thereafter; and
(b) other Equipment and Fixtures having a book value not exceeding $1,000,000 in the aggregate in any Fiscal Year. With respect to any disposition of assets or other properties permitted pursuant to clauses (a) and (b) above, Agent agrees
                                       -----------     ---
on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrowers, at Borrowers' expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrowers. The net proceeds of all asset sales permitted under this Section 6.8 shall be applied as required under Section 1.3(b).
     -----------                                    --------------

          6.9  ERISA.  No Credit Party shall, or shall cause or permit any ERISA
               -----
Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

          6.10 Financial Covenants.  Borrowers shall not breach or fail to
               -------------------
comply with any of the Financial Covenants.

          6.11 Hazardous Materials.  No Credit Party shall cause or permit a
               -------------------
Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

          6.12 Sale-Leasebacks.  No Credit Party shall engage in any sale-
               ---------------
leaseback, synthetic lease or similar transaction involving any of its assets.

          6.13 Cancellation of Indebtedness.  No Credit Party shall cancel any
               ----------------------------
claim or debt owing to it, except for reasonable consideration negotiated on an arm's length basis and in the ordinary course of its business consistent with past practices.

          6.14 Restricted Payments.  No Credit Party shall make any Restricted
               -------------------
Payment, except (a) intercompany loans and advances between Borrowers to the extent permitted by Section 6.3, (b) dividends and distributions by Subsidiaries
                    -----------
of any Borrower paid to
such Borrower, (c) officer and employee loans permitted
under Section 6.4(b), (d) payments of management fees and expenses pursuant to
      --------------
that certain Management Services Agreement dated as of even date herewith and in effect on the date hereof by and between KPS Management, LLC and URSI; (e) the repurchase or redemption of URSI common Stock or preferred Stock (including the Preferred Stock) and options with respect to URSI's common Stock or preferred Stock (including the Preferred Stock) held by directors, officers or employees of, or former directors, officers or employees of, URSI or any other Borrower in the aggregate cumulative amount for all such payments made from and after the Closing Date until the end of any Fiscal Year not to exceed the amount set forth for such Fiscal Year in Disclosure Schedule (6.14); (f) the conversion of
                        --------------------------
Preferred Stock to common Stock of URSI; (g) payments under earn-out agreements paid solely in common Stock of URSI, (h) the conversion of the Subordinated Debentures to common Stock of URSI, and (i) the delivery of the Closing Shares (as such term is defined in the Subordinated Debentures Restructuring Documents) to Charterhouse on the Closing Date provided, that (i) no Default or Event of
                                    ---------
Default has occurred and is continuing or would result after giving effect to any Restricted Payment pursuant to clause (d) or (e) above; and (ii) the timing
                                   ------ ---    ---
of the Restricted Payments referred to in clause (d) above shall be set at dates
                                          ----------
that permit the delivery of Financial Statements necessary to determine current compliance with the Financial Covenants prior to each such payment. 6.15
Change of Corporate Name or Location; Change of Fiscal Year.  No Credit Party
-----------------------------------------------------------
shall (a) change its corporate name or any trade name under which it does business, (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored (except as provided for in clause (c) hereof), or the location of its
                                  ----------
records concerning the Collateral, in each case without at least thirty (30) days prior written notice to Agent or (c) change the locations of its marshalling facilities without at least ten (10) days prior written notice to Agent, unless otherwise agreed to in writing by Agent; provided that any such
                                                       --------
new location shall be in the continental United States of America. Without limiting the generality of the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner that might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code, in each case except upon at least thirty (30) days prior written notice to Agent and Lenders. No Credit Party shall change its Fiscal Year.

          6.16 No Impairment of Intercompany Transfers.  No Credit Party shall
               ---------------------------------------
directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower or between Borrowers.

          6.17 No Speculative Transactions.  No Credit Party shall engage in any
               ---------------------------
transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

          6.18 Leases; Real Estate Purchases.  No Credit Party shall enter into
               -----------------------------
any operating lease for Equipment or Real Estate, if the aggregate of all such operating lease payments payable in any year for all Credit Parties on a consolidated basis would exceed $11,000,000.

          6.19 Changes Relating to Subordinated Debt.  No Credit Party shall
               -------------------------------------
change or amend the terms of any Subordinated Debt, or any indenture or agreement in connection therewith, including, without limitation, the Subordinated Debentures or any of the Subordinated Debentures Restructuring Documents, if the effect of such amendment is to: (a) increase the interest rate on any such Subordinated Debt or permit the payment of cash interest in circumstances where payment in kind (i.e. PIK) interest is provided for; (b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt;
(d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Subordinated Debt; or (f) change or amend any other term if such change or amendment would increase the obligations of the Credit Party thereunder or confer additional rights on the holder of such Subordinated Debt in a manner adverse to any Credit Party, Agent or any Lender.

          6.20 Changes Relating to Equity Transaction Documents. No Credit Party
               ------------------------------------------------
shall amend, modify or change the terms of any Equity Transaction Document if such amendment, modification or other change would adversely affect the rights or obligations of any Credit Party, Agent or any Lender in their capacity as such without the prior written consent of Agent.


 7.  TERM

          7.1 Termination. The financing arrangements contemplated hereby shall
              -----------
be in effect until the Commitment Termination Date, and the Loans and all other non-contingent Obligations shall be automatically due and payable in full on such date.

          7.2  Survival of Obligations Upon Termination of Financing
               -----------------------------------------------------
Arrangements.  Except as otherwise expressly provided for in the Loan Documents,
------------
no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11,
                                                                    ----------
the payment obligations under Sections 1.15 and 1.16, and the indemnities
                              -------------     ----
contained in the Loan Documents shall survive the Termination Date.

 8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

          8.1  Events of Default.  The occurrence of any one or more of the
               -----------------
following events (regardless of the reason therefor) shall constitute an "Event
                                                                          -----
of Default" hereunder:
----------

          (a) Any Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent's demand for such reimbursement or payment of expenses.

          (b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Section 1.4, 1.8, 5.12, 5.13 or 6, or any of the provisions
                     -----------  ---  ----  ----    -
set forth in Annexes C or G, respectively.

          (c) Any Borrower fails or neglects to perform, keep or observe any of the provisions of Section 4 or 5.4 or any provisions set forth in Annexes E or
                  ---------    ---                                ---------
F, respectively, and the same shall remain unremedied for five (5) days or more.
-

          (d) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for thirty (30) days or more.

          (e) A default or breach occurs under any other agreement, document or instrument to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due and payable in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of $500,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $500,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral in respect thereof to be demanded, in each case, regardless of whether such default is waived (unless such default is unconditionally waived prior to the taking of any action by Agent or Lenders pursuant to Section 8.2), or such right is exercised, by such
                             -----------
holder or trustee.

          (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than inadvertent, immaterial errors not exceeding $100,000 in the aggregate in any Borrowing Base Certificate), or any representation or warranty herein or in any

Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party as required by this Agreement or any other Loan Document is untrue or incorrect in any material respect as of the date when made or deemed made.

          (g) Assets of any Credit Party with a fair market value of $250,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

          (h) A case or proceeding is commenced against any Credit Party seeking a decree or order in respect of such Credit Party (i) under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party's assets, or (iii) ordering the winding-up or liquidation of the affairs of such Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction.

          (i) Any Credit Party (i) files a petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party's assets,
(iii) makes an assignment for the benefit of creditors, (iv) takes any corporate action in furtherance of any of the foregoing; or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

          (j) A final judgment or judgments for the payment of money in excess of $500,000 in the aggregate at any time are outstanding against one or more of the Credit Parties and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

          (k) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document shall cease to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein or except as a result of any act or omission on the part of Agent or any Lender) in any of the Collateral purported to be covered thereby.

          (l)  Any Change of Control occurs.

          (m) Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any facility of Borrowers generating more than 10% of Borrowers' consolidated EBITDA for the Fiscal Year preceding such event and such cessation or curtailment continues for more than 45 days.

          8.2  Remedies
               --------

          (a) If any Default or Event of Default has occurred and is continuing, Agent, may (and at the written request of the Requisite Lenders shall), without notice, suspend the Revolving Loan facility with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Advances and the incurrence of additional Letter of Credit Obligations shall be made or incurred in Agent's sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

          (b) If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice: (i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; or (iii) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i), the Revolving Loan facility
                        ---------------    ---
shall be immediately terminated and all of the Obligations, including the aggregate Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

          8.3  Waivers by Credit Parties.  Except as otherwise provided for in
               -------------------------
this Agreement or by applicable law, each Credit Party waives (including for purposes of Section 12): (a) presentment, demand and protest and notice of
            ----------
presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.  ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

          9.1  Assignment and Participations
               -----------------------------

          (a) Subject to the terms of this Section 9.1, any Lender may make an
                                           -----------
assignment to a Qualified Assignee of, or sell participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an "Assignment Agreement") substantially
                                          --------------------
in the form attached hereto as Exhibit 9.1(a) and otherwise in form and
                               --------------
substance reasonably satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $5,000,000 and the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; (iv) include a payment to Agent of an assignment fee of $3,500; and (v) so long as no Event of Default has occurred and is continuing, the consent of Borrower Representative, which shall not be unreasonably withheld or delayed; provided that no such consent of Borrower Representative shall be required for an assignment to a Qualified Assignee described in clause (a) of the definition of "Qualified Assignee". In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to
                                        -----------
the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section
                                                                       -------
9.1(a), any Lender may at any time pledge the Obligations held by it and such
------
Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

          (b) Any participation by a Lender of all or any part of its Commitment shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13, 1.15, 1.16 and 9.8, each Borrower acknowledges and
            -------------  ----  ----     ---
agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence no Borrower or Credit Party shall have any obligation or duty to any participant and each Credit Party shall continue to deal solely and directly with any Lender who sells any participation as if no such sale had occurred in connection with any such Lender's rights and obligations under the Loan Documents. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

          (c) Except as expressly provided in this Section 9.1, no Lender shall,
                                                   -----------
as between Borrowers and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

          (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as
                                                           -----------
reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall reasonably be requested and, if requested by Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrower Representative as having been prepared by Borrowers in compliance with the representations contained in Section 3.4(c).
                                 --------------

          (e) Any Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants (including prospective assignees and participants) confidentiality covenants substantially equivalent to those contained in Section 11.8.
             ------------

          (f) So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.16(a), increased
                                                  ---------------
costs under Section 1.16(b), an inability to fund LIBOR Loans under Section
            ---------------                                         -------
1.16(c), or withholding taxes in accordance with Section 1.15(a).
-------                                          ---------------

          9.2  Appointment of Agent.  GE Capital is hereby appointed to act on
               --------------------
behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of
                                   -----------
Agent and Lenders and no Credit Party nor any other

Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

     If Agent shall request instructions from Requisite Lenders, Supermajority Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Supermajority Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable.

          In addition, Fleet Capital Corporation is hereby appointed as Documentation Agent under this Agreement and the other Loan Documents. The use of the term "Documentation Agent" is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is an honorary title only, and is used merely as a matter of market custom.

          9.3  Agent's Reliance, Etc.  Neither Agent nor any of its Affiliates
               ---------------------
nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party;
(e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          9.4  GE Capital and Affiliates.  With respect to its Commitments
               -------------------------
hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity.
GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. GE Capital has also purchased certain equity interests in URSI, which is the Borrower Representative, and entered into certain agreements relating to those equity interests. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender holding disproportionate interests in the Loans, GE Capital as a Stockholder of URSI (i.e. the Borrower Representative) and GE Capital as Agent.

          9.5  Lender Credit Decision.  Each Lender acknowledges that it has,
               ----------------------
independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents
                                        --------------
and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

          9.6  Indemnification.  Lenders agree to indemnify Agent (to the extent
               ---------------
not reimbursed by Credit Parties and without limiting the obligations of Borrowers hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent in connection therewith; provided, that no Lender shall be liable for any portion
                      --------
of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

          9.7  Successor Agent.  Agent may resign at any time by giving not less
               ---------------
than thirty (30) days' prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within 30 days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be
                                  --------
required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any
                                  ---------
actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

          9.8  Setoff and Sharing of Payments.  In addition to any rights now or
               ------------------------------
hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(f), each Lender is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Borrower or Guarantor (regardless of whether such balances are then due to such Borrower or Guarantor) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of any Borrower or Guarantor against and on account of any of the Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender in accordance with their respective Pro Rata Shares (other than offset rights exercised by any Lender with respect to Sections 1.13, 1.15 or 1.16). Each Credit Party that is
                       -------------  ----    ----
a Borrower or Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest. Each Lender agrees promptly to notify any applicable Borrower and Agent after any offset and application contemplated under this Section 9.8 is made by such
                                                   -----------
Lender, provided, that the failure to give such notice shall not affect the
        --------
validity of such offset and application.

          9.9  Payments; Non-Funding Lenders; Information; Actions in Concert.
               --------------------------------------------------------------

          (a) Payments.  On the second (2nd) Business Day of each calendar week
              --------
or more frequently at Agent's election (each, a "Settlement Date"), Agent shall
                                                 ---------------
advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund
                                       ------------------
all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrowers. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in

Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New
-------
York time) on the next Business Day following each Settlement Date.

          (b) Availability of Lender's Pro Rata Share.  Agent may assume that
              ---------------------------------------
each Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower Representative and Borrowers shall within one (1) Business Day of such notification repay such amount to Agent. Nothing in this Section 9.9(b) or
                                                          --------------
elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that Agent advances funds to any Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Lender.

          (c)  Return of Payments.
               ------------------

               (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

               (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

          (d) Non-Funding Lenders.  The failure of any Non-Funding Lender to
              -------------------
make any Revolving Credit Advance or any payment required by it hereunder shall not relieve any other Lender (each such other Lender, an "Other Lender") of its
                                                          ------------
obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Requisite Lenders" or "Supermajority Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document. At Borrower Representative's request, Agent or a Person reasonably acceptable to Agent and, so long as no Event of Default has occurred and is continuing, Borrower Representative shall have the right (but shall have no obligation) with Agent's and, so long as no Event of Default has occurred and is continuing, Borrower Representative's consent to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent's request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

          (e) Dissemination of Information.  Agent shall use reasonable efforts
              ----------------------------
to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall
                                                      --------
not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrowers are required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and
                                                     ---------     -
agree that Agent shall have no duty to provide the same to Lenders.

          (f) Actions in Concert.  Anything in this Agreement to the contrary
              ------------------
notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent or Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.

 10.      SUCCESSORS AND ASSIGNS

          10.1 Successors and Assigns. This Agreement and the other Loan
               ----------------------
Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.  MISCELLANEOUS

          11.1 Complete Agreement; Modification of Agreement.  The Loan
               ---------------------------------------------
Documents and the Equity Transaction Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of
                                                    ------------
interest, commitment letter, fee letter (other than the GE Capital Fee Letter) or confidentiality agreement between any Credit Party and Agent or any Lender or any of their respective Affiliates predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

          11.2 Amendments and Waivers
               ----------------------

          (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrowers, and by Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable. Except as set forth in clauses
(b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

          (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the percentage advance rates set forth in the definition of Borrowing Base, or that makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts and Eligible Vehicles set forth in Sections 1.6 and 1.7, shall be effective
                                   ------------     ---
unless the same shall be in writing and signed by Agent, Supermajority Lenders and Borrowers. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Loan or the
                                  -----------
incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrowers. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 2 unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrowers.

          (c) No amendment, modification, termination or waiver shall, unless in writing and signed by each Lender directly affected thereby: (i) increase the aggregate principal amount of the Commitments (it being acknowledged and agreed by each of the parties that an increase in the aggregate principal amount of the Commitments directly affects all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender or waive or amend any provisions herein regarding mandatory prepayments; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender;
(iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guaranty or, except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit

Party to sell or otherwise dispose of, any substantial portion of the Collateral (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 11.2 or the definition of the
                                         ------------
terms "Requisite Lenders" or "Supermajority Lenders" insofar as such definitions affect the substance of this Section 11.2. Furthermore, no amendment,
                             ------------
modification, termination or waiver shall increase the principal amount of any individual Lender's Commitment without the consent of such Lender. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder
                                 ------------
of the Notes at the time outstanding and each future holder of the Notes.

          (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring (i) the consent of all
                          ---------------
affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained, or (ii) the consent of Supermajority Lenders, the consent of Requisite Lenders is obtained, but the consent of Supermajority Lenders is not obtained (any such Lender whose consent is not so obtained as described in clause (i) and (ii) above below being referred to as a "Non-Consenting Lender"), then, so long as Agent is not a Non-
                  ---------------------
Consenting Lender, at Borrower Representative's request, Agent or a Person reasonably acceptable to Agent and, so long as no Event of Default has occurred and is continuing, Borrower Representative shall have the right (but shall have no obligation) with Agent's and, so long as no Event of Default has occurred and is continuing, Borrower Representative's consent to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

          (e) Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under Section 1.13),
                                                                 ------------
termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

          11.3 Fees and Expenses.  Borrowers shall reimburse (i) Agent for all
               -----------------
fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors) incurred by Agent in connection with the negotiation and preparation of the Loan Documents and (ii) Agent (and, with respect to clauses (c) and (d) below, all Lenders) for all fees, costs and
                -----------     ---
expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers), incurred by Agent (and, with respect to clauses (c), (d) and (e) below, all Lenders) in connection with:

          (a) the forwarding to Borrowers or any other Person on behalf of Borrowers by Agent of the proceeds of any Loan (including a wire transfer fee of $25 per wire transfer);

          (b) any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

          (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Borrower or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers or any other Person that may be obligated to Agent or any Lender by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders; provided,
                                                                    --------
further, that no Person shall be entitled to reimbursement under this clause (c)
-------
in respect of any litigation, consent, dispute, suit, proceeding or action to the extent such litigation, contest, dispute, suit, proceeding or action results from such Person's gross negligence or willful misconduct;

          (d) any attempt to enforce any remedies of Agent against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

          (e) any workout or restructuring of the Loans during the pendency of one or more Events of Default; and

          (f) efforts to (i) monitor the Loans or any of the other Obligations,
(ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral, except that Agent shall be entitled to reimbursement of fees, costs and expenses for

(A) no more than four (4) inspections, audits and verification per Fiscal Year of the properties, facilities, Collateral and books and records of the Credit Parties and (B) no more than one (1) new or updated appraisal per Fiscal Year of the Vehicles of the Borrowers unless a Default or Event of Default shall have occurred and be continuing (as contemplated by the first sentence of Section
                                                                     -------
1.14);
----
including, as to each of clauses (a) through (f) above, all reasonable attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this
Section 11.3, all of which shall be payable, on demand, by Borrowers to Agent.
------------
Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

          11.4 No Waiver. Agent's or any Lender's failure, at any time or times,
               ---------
to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings,
                                   ------------
agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders, and directed to Borrowers specifying such suspension or waiver.

          11.5 Remedies.  Agent's and Lenders' rights and remedies under this
               --------
Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

          11.6 Severability.  Wherever possible, each provision of this
               ------------
Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

          11.7 Conflict of Terms.  Except as otherwise provided in this
               -----------------
Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with or is inconsistent with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

          11.8 Confidentiality.  Agent and each Lender agree to use commercially
               ---------------
reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties or their representatives or agents and designated as confidential for a period of two (2) years following receipt thereof, except that Agent and any Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments who have a need to know such information in accordance with customary lending practices and who receive such information having been made aware of the restrictions of this Section 11.8; (b) to any bona fide assignee or
                                  ------------
participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or
                               ------------
participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as
                                                       ----------
required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent's or such Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) that ceases to be confidential through no fault of Agent or any Lender; provided, however, that with respect to
                                         --------  -------
clauses (c) and (d), Agent or such Lender shall to the extent practicable use reasonable efforts to give notice to Borrower Representative before releasing such information.

          11.9 GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF
               -------------
THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY
--------
APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK; PROVIDED FURTHER, THAT NOTHING IN THIS
                                         -------- -------
AGREEMENT SHALL BE

DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

          11.10     Notices.  Except as otherwise provided herein, whenever it
                    -------
is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section
                                                                      -------
11.10); (c) one (1) Business Day after deposit with a reputable overnight
-----
courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex I or to such other address
                                                -------
(or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Agent) designated in Annex I to receive copies shall in no way adversely affect the
              -------
effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          11.11     Section Titles.  The Section titles and Table of Contents
                    --------------
contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          11.12     Counterparts.  This Agreement may be executed in any number
                    ------------
of separate counterparts, each of which shall collectively and separately constitute one agreement.

          11.13     WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN
                    --------------------
CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

          11.14     Press Releases and Related Matters.  Each Credit Party
                    ----------------------------------
executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to the Borrower Representative for review and comment prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

          11.15     Reinstatement.  This Agreement shall remain in full force
                    -------------
and effect and continue to be effective should any petition be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          11.16     Advice of Counsel.  Each of the parties represents to each
                    -----------------
other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.
              -------------     -----

          11.17     No Strict Construction.  The parties hereto have
                    ----------------------
participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

12.  CROSS-GUARANTY

          12.1 Cross-Guaranty.  Each Borrower hereby agrees that such Borrower
               --------------
is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be
                                               ----------
discharged until payment and performance, in full, of the non-contingent Obligations has occurred, and that its obligations under this Section 12 shall
                                                              ----------
be absolute and unconditional, irrespective of, and unaffected by,

          (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument related thereto to which any Borrower is or may become a party;

          (b) the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

          (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

          (d) the insolvency of any Credit Party; or

          (e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

          12.2 Waivers by Borrowers. Each Borrower expressly waives all rights
               --------------------
it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Agent and Lenders would
                       ----------
decline to enter into this Agreement.

          12.3 Benefit of Guaranty.  Each Borrower agrees that the provisions of
               -------------------
this Section 12 are for the benefit of Agent and Lenders and their respective
     ----------
successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

          12.4 Subordination of Subrogation, Etc.  Notwithstanding anything to
               ---------------------------------
the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the non-contingent Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 12, and that Agent, Lenders and their respective successors and
     ----------
assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.
              -------------

          12.5 Election of Remedies.  If Agent or any Lender may, under
               --------------------
applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of
                                   ----------
its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the

Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present
                                  ----------
or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.


            12.6  Limitation.  Notwithstanding any provision herein contained to
                  ----------
the contrary, each Borrower's liability under this Section 12 (which liability
                                                   ----------
is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any
             ---------
date of determination the greater of:

          (a) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

          (b) the amount that could be claimed by Agent and Lenders from such Borrower under this Section 12 without rendering such claim voidable or
                    ----------
avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 12.7.
                     -------------

          12.7 Contribution with Respect to Guaranty Obligations
               -------------------------------------------------

            (a)  To the extent that any Borrower shall make a payment under this
Section 12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "Guarantor Payment") that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's Allocable Amount (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the non-contingent Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

            (b)  As of any date of determination, the "Allocable Amount" of any
                                                      -----------------
Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 12 without rendering such claim
                                        ----------
voidable or avoidable under

Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

            (c)  This Section 12.7 is intended only to define the relative
                 -----------------
rights of Borrowers and nothing set forth in this Section 12.7 is intended to or
                                                  ------------
shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1. Nothing contained in this
                                   ------------
Section 12.7 shall limit the liability of any Borrower to pay the Loans made
------------
directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

            (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

            (e) The rights of the indemnifying Borrowers against other Credit Parties under this Section 12.7 shall be exercisable only upon the full and
                   ------------
indefeasible payment of the non-contingent Obligations and the termination of the Commitments.

            12.8  Liability Cumulative.  The liability of Borrowers under this
                  --------------------
Section 12 is in addition to and shall be cumulative with all liabilities of
----------
each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.



     [SIGNATURE PAGES FOLLOW]
     ------------------------

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.



                              BORROWERS:

                              UNITED ROAD SERVICES, INC.

                              By: /s/ Gerald R. Riordan
                                  ---------------------
                              Name: Gerald R. Riordan
                                    -------------------
                              Title: Chief Executive Officer
                                     -------------------------

                              URS SOUTHWEST, INC.

                              URS NORTHEAST, INC.

                              FAST TOWING, INC.

                              CITY TOWING INC.

                              EL PASO TOWING, INC.

                              URS OF TENNESSEE, INC.

                              KEN LEHMAN ENTERPRISES INC.

                              URS MIDWEST, INC.

                              URS WEST, INC.

                              URS SOUTHEAST, INC.

                              ROUSE'S BODY SHOP INC.

                              AUTO SERVICE CENTER

                              GARRY'S WRECKER SERVICE, INC.

                              ENVIRONMENTAL AUTO REMOVAL, INC.

                              E&R TOWING & GARAGE, INC.

                              BILL & WAG'S, INC.



                              ARRI BROTHERS, INC.

                              By: /s/ Gerald R. Riordan
                                  -----------------------
                              Name: Gerald R. Riordan
                              Title: Chief Executive Officer

                              GENERAL ELECTRIC CAPITAL
                              CORPORATION,
                              as Agent and Lender

                              By: /s/ Charles H. Fenton III
                                  -------------------------------

                              Name: Charles H. Fenton III
                                    -----------------------------
                                    Duly Authorized Signatory

                              FLEET CAPITAL CORPORATION,
                              as Documentation Agent and Lender


                              By: /s/ Mark Gertzof
                                  -------------------------------
                              Name: Mark Gertzof
                                    -----------------------------
                              Title: S.V.P.
                                     ----------------------------

                              LASALLE BUSINESS CREDIT, INC.,
                              as Lender


                              By: /s/ Michael Richmond
                                  -------------------------------
                              Name: Michael Richmond
                                    -----------------------------
                              Title: S.V.P.
                                     ----------------------------

                              COMERICA BANK,
                              as Lender

                              By: /s/ Russell A. Stokes
                                  -------------------------------
                              Name: Russell A. Stockes
                                    -----------------------------
                              Title: Vice President
                                     ----------------------------

                               ANNEX A (Recitals)
                                        --------
                                       to
                                CREDIT AGREEMENT
                                ----------------

                                  DEFINITIONS
                                  -----------

          Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement (unless otherwise indicated):

          "Account Debtor" means any Person who may become obligated to any
           --------------
Credit Party under, with respect to, or on account of, an Account.

          "Accounting Changes" has the meaning ascribed thereto in Annex G.
           ------------------                                      -------

          "Accounts" means all "accounts," as such term is defined in the Code,
           --------
now owned or hereafter acquired by any Credit Party, and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments), whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to any Credit Party, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), including the right to receive the proceeds of said purchase orders and contracts, (e) all health care insurance receivables, if any, and (f) all collateral security and guaranties of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

          "Advance" means any Revolving Credit Advance.
           -------

          "Affiliate" means, with respect to any Person, (a) each Person that,
           ---------
directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, "control" of a Person shall mean the
                                  -------
possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall
                       --------  -------                 ---------
specifically exclude Agent and each Lender and their respective Affiliates.

          "Agent" means GE Capital in its capacity as Agent for Lenders or its
           -----
successor appointed pursuant to Section 9.7.
                                -----------

          "Agreement" means the Credit Agreement by and among Borrowers, the
           ---------
other Credit Parties party thereto, GE Capital, as Agent and Lender and the other Lenders from time to time party thereto.

          "Appendices" has the meaning ascribed to it in the recitals to the
           ----------
Agreement.

          "Applicable Margins" means collectively the Applicable Revolver Index
           ------------------
Margin and the Applicable Revolver LIBOR Margin.

          "Applicable Revolver Index Margin" means the per annum interest rate
           --------------------------------
margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).
                                                                --------------

          "Applicable Revolver LIBOR Margin" means the per annum interest rate
           --------------------------------
from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).
                                                     --------------

          "Assignment Agreement" has the meaning ascribed to it in Section
           --------------------                                    -------
9.1(a).
------

          "Bankruptcy Code" means the provisions of Title 11 of the United
           ---------------
States Code, 11 U.S.C. (S)(S)101 et seq.
                                 -- ---

          "Blocked Accounts" has the meaning ascribed to it in Annex C.
           ----------------                                    -------

          "Blue Truck" means Blue Truck Acquisition, LLC, a Delaware limited
           ----------
liability company, and an Affiliate of KPS.

          "Borrower" and "Borrowers" have the respective meanings ascribed
           --------       ---------
thereto in the preamble to the Agreement.

          "Borrower Representative" means URSI in its capacity as Borrower
           -----------------------
Representative pursuant to the provisions of Section 1.1(b).
                                             --------------

          "Borrowing Availability" means as of any date of determination the
           ----------------------
lesser of (i) the Maximum Amount and (ii) the Borrowing Base, in each case less
                                                                           ----
the sum of the Revolving Loans; provided that Overadvances in accordance with
Section 1.1 (a) (iii) may cause the Revolving Loans to exceed the Borrowing
--------------------
Base.

          "Borrowing Base" means, as of any date of determination by Agent, from
          ---------------
time to time, an amount equal to the sum at such time of:

          (a) up to 85% of the book value of Borrowers' Eligible Accounts; and

          (b) up to 80% of the Net Orderly Liquidation Value of Eligible Vehicles which are Existing Vehicles described in the Taylor & Martin Appraisal Report for which Agent has received title certificates and other documentation reasonably requested by Agent; and

          (c) up to 85% of the lesser of the (i) actual purchase price and (ii) invoiced purchase price of Eligible Vehicles which are New Vehicles for which Agent has received title certificates and other documentation reasonably requested by Agent; and

          (d) either: (i) up to 60% of the actual purchase price of Eligible Vehicles which are Used Vehicles for which Agent has received title certification and other documentation reasonably requested by Agent, if a desktop appraisal of such Used Vehicle is not performed by Taylor & Martin, Inc., or another appraiser satisfactory to Agent, in its sole discretion; or (ii) if a desktop appraisal of such Used Vehicle is performed by Taylor & Martin, Inc. or such other appraiser, up to 80% of the Net Orderly Liquidation Value of such Vehicles as set forth in the desktop appraisal report by Taylor & Martin, Inc. or such other appraiser, in form and substance reasonably satisfactory to Agent;

in each case, less any Reserves established by Agent at such time (including, without limitation, any Reserves established pursuant to Section 5.9 hereof;
                                                         -----------
and, provided, further, that dispositions of Vehicles shall reduce the Borrowing
     --------  -------
Base (to the extent such Vehicle is included in the Borrowing Base) (i) in the case of any Existing Vehicle, in an amount equal to the Net Orderly Liquidation Value of each Existing Vehicle so disposed of, less amortization with respect thereto (as calculated in accordance with this paragraph), (ii) in the case of any New Vehicle, in an amount equal to the lesser of (A) the actual purchase price and (B) the invoiced purchase price paid for such New Vehicle so disposed of, less amortization with respect thereto (as calculated in accordance with this paragraph) and (iii) in the case of any Used Vehicle, in an amount equal to either (A) the actual purchase price paid for such Used Vehicle or, (B) if a desktop appraisal of such Used Vehicle was performed by Taylor & Martin, Inc., or another appraiser satisfactory to Agent, in its sole discretion, the Net Orderly Liquidation Value for such Used Vehicle so disposed of, in each case, less amortization with respect thereto (as calculated in accordance with this paragraph) . The Agent shall have the right to adjust the Borrowing Base to give effect to the reappraised value of Vehicles pursuant to any new/or updated Appraisal conducted pursuant to Section 1.14 hereof. The amount of availability
                                ------------
based on Eligible Vehicles as determined by the Borrowing Base on the Closing Date will amortize quarterly on a straight line basis over five (5) years with respect to Borrowers' Existing Vehicles that are transport Vehicles owned by the Borrowers on the Closing Date and seven (7) years with respect to Borrowers' Existing Vehicles that are towing Vehicles owned by the Borrowers on the Closing Date, in each case, beginning as of December 31, 2000. The amount of availability based on Eligible Vehicles as determined by the Borrowing Base with respect to New transport and towing Vehicles and Used transport and towing Vehicles purchased after April 1, 2000 will amortize over seven (7) years, in each case, beginning as of the quarter after the purchase thereof, except that the amount of availability based on Eligible Vehicles as determined by the Borrowing Base with respect to all New towing and transport Vehicles and Used transport and towing Vehicles purchased in Fiscal Year 2000 shall begin amortizing on March 31, 2001. The total aggregate amortization amount will be reduced by the quarterly amortization associated with Vehicles disposed of in such quarter to reflect the lower level of Vehicles owned by Borrowers.

          "Borrowing Base Certificate" means a certificate to be executed and
           --------------------------
delivered from time to time by Borrower Representative in the form attached to the Agreement as Exhibit 4.1(b).
                 --------------

          "Business Day" means any day that is not a Saturday, a Sunday or a day
           ------------
on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

          "Capital Expenditures" means, with respect to any Person, all
           --------------------
expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for the purchase or other acquisition of any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP, including, without limitation, for the purchase or other acquisition of Vehicles.

          "Capital Lease" means, with respect to any Person, any lease of any
           -------------
property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

          "Capital Lease Obligation" means, with respect to any Capital Lease of
           ------------------------
any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

          "Cash Collateral Account" has the meaning ascribed to it Annex B.
           -----------------------                                 -------

          "Cash Equivalents" has the meaning ascribed to it in Annex B.
           ----------------                                    -------

          "Cash Management Systems" has the meaning ascribed to it in Section
           -----------------------                                    -------
1.8.
---

          "Certificate of Powers, Designations, Preferences and Rights" means
           -----------------------------------------------------------
that certain Certificate of Powers, Designations, Preference and Rights dated as of the date hereof of URSI, as filed with the Secretary of State of the State of Delaware.

          "CFE" means CFE, Inc., a Delaware corporation and an affiliate of GE
           ---
Capital.

          "Change of Control" means any of the following:  (a) any person or
           -----------------
group of persons (within the meaning of the Securities Exchange Act of 1934, as amended), other than Blue Truck, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of

1934,) of 20% or more of the issued and outstanding shares of capital Stock of URSI having the right to vote for the election of directors of URSI under ordinary circumstances; (b) a "Change in Control" occurs as defined in the Subordinated Debentures Restructuring Documents; or (c) URSI ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of the Borrowers (other than URSI).

          "Charges" means all federal, state, county, city, municipal, local,
           -------
foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

          "Charterhouse" means Charter URS LLC, a Delaware limited liability
           ------------
company.

          "Chattel Paper" means any "chattel paper," as such term is defined in
           -------------
the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

          "Closing Date" means July ___, 2000.
           ------------

          "Closing Checklist" means the schedule, including all appendices,
           -----------------
exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.
   -------

          "Code" means the Uniform Commercial Code as the same may, from time to
           ----
time, be enacted and in effect in the State of New York; provided, that in the
                                                         --------
event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in
      ----
such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

          "Collateral" means the property covered by the Security Agreement and
           ----------
the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

          "Collateral Documents" means the Security Agreement, the Pledge
           --------------------
Agreements, the Guaranties, and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

          "Collateral Reports" means the reports with respect to the Collateral
           ------------------
referred to in Annex F.
               -------

          "Collection Account" means that certain account of Agent, account
           ------------------
number 502-328-54 in the name of Agent at Bankers Trust Company in New York, New York ABA No. 021 001 033, or such other account as may be specified in writing by Agent as the "Collection Account."

          "Commitment Termination Date" means the earliest of (a) July ___,
           ---------------------------
2005, (b) the date of termination of Lenders' obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible
                        --------------
prepayment in full by Borrowers of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent
                                             -------
reduction of all Commitments to zero dollars ($0).

          "Commitments" means (a) as to any Lender, the aggregate commitment of
           -----------
such Lender to make Revolving Credit Advances and/or incur Letter of Credit Obligations as set forth on Annex J to the Agreement or in the most recent
                            -------
Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders' to make Revolving Credit Advances and/or incur Letter of Credit Obligations which aggregate commitment shall be One Hundred Million Dollars ($100,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

          "Compliance Certificate" has the meaning ascribed to it in Annex E.
           ----------------------                                    -------

          "Concentration Accounts" has the meaning ascribed to it in Annex C.
           ----------------------                                    -------

          "Contracts" means all "contracts," as such term is defined in the
           ---------
Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

          "Copyright License" means any and all rights now owned or hereafter
           -----------------
acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

          "Copyrights" means all of the following now owned or hereafter adopted
           ----------
or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

          "Credit Parties" means each Borrower, and each of their respective
           --------------
Subsidiaries.

          "Default" means any event that, with the passage of time or notice or
           -------
both, would, unless cured or waived, become an Event of Default.

          "Default Rate" has the meaning ascribed to it in Section 1.5(d).
           ------------                                    --------------

          "Disbursement Accounts" has the meaning ascribed to it in Annex C.
           ---------------------                                    -------

          "Disclosure Schedules" means the Schedules prepared by Borrowers and
           --------------------
denominated as Disclosure Schedules (1.4) through (6.7) in the Index to the
               --------------------------          ----
Agreement.

          "Documents" means all "documents," as such term is defined in the
           ---------
Code, now owned or hereafter acquired by any Credit Party, wherever located.

          "Dollars" or "$"  means lawful currency of the United States of
           -------      -
America.

          "EBITDA" means, with respect to any Person for any fiscal period,
           ------
without duplication, an amount equal to (a) consolidated net income of such Person for such period determined in accordance with GAAP, minus (b) the sum of
                                                           -----
(i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all Vehicles sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i)
                                                         ----
any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit arising after the Closing Date representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

          "Eligible Accounts" has the meaning ascribed to it in Section 1.6.
           -----------------                                    -----------

          "Eligible Vehicles" has the meaning ascribed to it in Section 1.7.
           -----------------                                    -----------

          "Environmental Laws" means all applicable federal, state, local and
           ------------------
foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C.
(S)(S) 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation
            -------    ------
Authorization Act of 1994 (49 U.S.C. (S)(S) 5101 et seq.); the Federal
                                                 -------
Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. (S)(S) 136 et seq.); the
                                                                 -------
Solid Waste Disposal Act (42 U.S.C. (S)(S) 6901 et seq.); the Toxic Substance
                                                -------
Control Act (15 U.S.C. (S)(S) 2601 et seq.); the Clean Air Act (42 U.S.C. (S)(S)
                                   -------
7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. (S)(S) 1251 et
     -------                                                                  --
seq.); the Occupational Safety and Health Act (29 U.S.C. (S)(S) 651 et seq.);
----                                                                -------
and the Safe Drinking Water Act (42 U.S.C. (S)(S) 300(f) et seq.), and any and
                                                         -------
all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

          "Environmental Liabilities" means, with respect to any Person, all
           -------------------------
liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

          "Environmental Permits" means all permits, licenses, authorizations,
           ---------------------
certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

          "Equipment" means all "equipment," as such term is defined in the
           ---------
Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles (including, without limitation, the Vehicles and any trailers attached thereto), rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

          "Equity Transaction" means the issuance by URSI of (i) $2,000,000
           ------------------
worth of (and the payment of $2,000,000 in cash by CFE therefor) Preferred Stock to CFE and (ii) $25,000,000 worth of (and the payment of $25,000,000 in cash by Blue Truck therefor) Preferred Stock to Blue Truck pursuant to the Equity Transaction Documents.

          "Equity Transaction Documents" means the Stock Purchase Agreements,
           ----------------------------
the Certificate of Powers, Designations, Preferences and Rights, the Investors Agreement, the Registration Rights Agreement and any other agreements, instruments or documents entered into in connection with the Equity Transaction.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, and any regulations promulgated thereunder.

          "ERISA Affiliate" means, with respect to any Credit Party, any trade
           ---------------
or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

          "ERISA Event" means, with respect to any Credit Party or any ERISA
           -----------
Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under
Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

          "ESOP" means a Plan that is intended to satisfy the requirements of
           ----
Section 4975(e)(7) of the IRC.

          "Event of Default" has the meaning ascribed to it in Section 8.1.
           ----------------                                    -----------

          "Existing Vehicle" means any Vehicle owned by any Borrower on April 1,
           ----------------
2000 and as to which the Net Orderly Liquidation Value thereof is listed in the Taylor & Martin Appraisal Report.

          "Fair Labor Standards Act" means the Fair Labor Standards Act, 29
           ------------------------
U.S.C. (S)201 et seq.
              -- ---

          "Federal Funds Rate" means, for any day, a floating rate equal to the
           ------------------
weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

          "Federal Reserve Board" means the Board of Governors of the Federal
           ---------------------
Reserve System.

          "Fees" means any and all fees payable to Agent or any Lender pursuant
           ----
to the Agreement or any of the other Loan Documents.

          "Financial Covenants" means the financial covenants set forth in Annex
           -------------------
G.

          "Financial Statements" means the consolidated and consolidating income
           --------------------
statements, statements of cash flows and balance sheets of Borrowers delivered in accordance with Section 3.4 and Annex E.
                   -----------     -------

          "Fiscal Month" means any of the monthly accounting periods of
           ------------
Borrowers.

          "Fiscal Quarter" means any of the quarterly accounting periods of
           --------------
Borrowers, ending on March 31, June 30, September 30 and December 31 of each year.

          "Fiscal Year" means any of the annual accounting periods of Borrowers
           -----------
ending on December 31 of each year.

          "Fixed Charges" means, with respect to any Person for any fiscal
           -------------
period, (a) the aggregate of all cash Interest Expense required to be paid or accrued during such period, plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) amortization of Vehicles as set forth in the Borrowing Base, plus (d) Capital Expenditures during such period, other than Capital Expenditures for New Vehicles and/or Used Vehicles which are financed by Advances plus (e) cash Taxes paid or accrued during such period.

          "Fixed Charge Coverage Ratio" means, with respect to any Person for
           ---------------------------
any fiscal period, the ratio of EBITDA to Fixed Charges.

          "Fixtures" means all "fixtures" as such term is defined in the Code,
           --------
now owned or hereafter acquired by any Credit Party, and wherever located.

          "Funded Debt" means, with respect to any Person, without duplication,
           -----------
all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations [and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons].

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America consistently applied, as such term is further defined in Annex
                                                                           -----
G to the Agreement.
-

          "GE Capital" means General Electric Capital Corporation, a New York
           ----------
corporation.

          "GE Capital Fee Letter" means that certain letter, dated as of even
           ---------------------
date herewith between GE Capital and Borrowers with respect to certain Fees to be paid from time to time by Borrowers to GE Capital.

          "General Intangibles" means all "general intangibles," as such term is
           -------------------
defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, instruments and other property in respect of or in exchange for pledged shares or other equity interests, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

          "Goods" means all "goods" as defined in the Code, now owned or
           -----
hereafter acquired by any Credit Party, including embedded software.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranteed Indebtedness" shall mean, as to any Person, any obligation
           -----------------------
of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation ("primary obligation") of any
                                                     ------------------
other Person (the "primary obligor") in any manner, including any obligation or
                   ---------------
arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

          "Guaranties" means, any guaranty executed by any Guarantor in favor of
           ----------
Agent and Lenders in respect of the Obligations.

          "Guarantors" means each domestic Subsidiary of each Borrower and each
           ----------
other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

          "Hazardous Material" shall mean any substance, material or waste that
           ------------------
is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

          "Indebtedness" shall mean, with respect to any Person, without
           ------------
duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

          "Indemnified Liabilities" has the meaning ascribed to it in Section
           -----------------------                                    -------
1.13.
----

          "Indemnified Person" has the meaning ascribed to in Section 1.13.
           ------------------                                 ------------

          "Index Rate" means, for any day, a floating rate equal to the higher
           ----------
of (i) the rate publicly quoted from time to time by The Wall Street Journal as
                                                     -----------------------
the "base rate on corporate loans posted by at least 75% of the nation's thirty
(30) largest banks" (or, if The Wall Street Journal ceases quoting a base rate
                            -----------------------
of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(ii) the Federal Funds Rate plus fifty (50) basis points per annum.   Each
change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

          "Index Rate Loan" means a Loan or portion thereof bearing interest by
           ---------------
reference to the Index Rate.

          "Instruments" means all "instruments," as such term is defined in the
           -----------
Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

          "Intellectual Property" means any and all Licenses, Patents,
           ---------------------
Copyrights, Trademarks, and the goodwill associated with such Trademarks.

          "Interest Expense" means, with respect to any Person for any fiscal
           ----------------
period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

          "Interest Payment Date" means (a) as to any Index Rate Loan, the first
           ---------------------
Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that
                                                                 ---------
in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three-month intervals and on the last day of such LIBOR Period; and provided further that, in addition to the foregoing, each of (x) the
            -------- -------
date upon which all of the Commitments of all Lenders have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

          "Inventory" means all "inventory," as such term is defined in the
           ---------
Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies and embedded software.

          "Investment Property" means all "investment property" as such term is
           -------------------
defined in Section 9-115 of the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party;
(iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

          "Investors' Agreement" means that certain Investors Agreement dated as
           --------------------
of the date hereof between URSI and Blue Truck Acquisition, LLC as the same may be amended, supplemented, restated or otherwise modified from time to time, to the extent expressly permitted hereunder.

          "IRC" means the Internal Revenue Code of 1986, as amended, and all
           ---
regulations promulgated thereunder.

          "IRS" means the Internal Revenue Service.
           ---

          "KPMG" means KPMG LLC.
           ----

          "KPS" shall mean KPS Special Situations Fund, L.P., a Delaware limited
           ---
partnership.

          "L/C Issuer" has the meaning ascribed to it in Annex B.
           ----------                                    -------

          "L/C Sublimit" has the meaning ascribed to it in Annex B.
           ------------                                    -------

          "Lenders" means GE Capital, the other Lenders named on the signature
           -------
pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

          "Letter of Credit Fee" has the meaning ascribed to it in Annex B.
           --------------------                                    -------

          "Letter of Credit Obligations" means all outstanding obligations
           ----------------------------
incurred by Agent and Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by Agent or purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The
                              -------
amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by Agent or Lenders thereupon or pursuant thereto.

          "Letters of Credit" means commercial or standby letters of credit
           -----------------
issued for the account of any Borrower by any L/C Issuer, and bankers' acceptances issued by any Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

          "LIBOR Business Day" means a Business Day on which banks in the City
           ------------------
of London are generally open for interbank or foreign exchange transactions.

          "LIBOR Loan" means a Loan or any portion thereof bearing interest by
           ----------
reference to the LIBOR Rate.

          "LIBOR Period" means, with respect to any LIBOR Loan, each period
           ------------
commencing on a LIBOR Business Day selected by Borrower Representative pursuant to the Agreement and ending one, two, three or six months thereafter, as selected by Borrower Representative's irrevocable notice to Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR
   --------------  ---------
Periods is subject to the following:

          (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

          (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

          (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

          (d) Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

          (e) Borrower Representative shall select LIBOR Periods so that there shall be no more than seven (7) separate LIBOR Loans in existence at any one time.

          "LIBOR Rate" means for each LIBOR Period, a rate of interest
           ----------
determined by Agent equal to:

          (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

          (b) a number equal to 1.0 minus the aggregate (but without
                                    -----
     duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

          If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower Representative.

          "License" means any Copyright License, Patent License, Trademark
           -------
License or other license of rights or interests now held or hereafter acquired by any Credit Party.

          "Lien" means any mortgage or deed of trust, pledge, hypothecation,
           ----
assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

          "Litigation" has the meaning ascribed to it in Section 3.13.
           ----------                                    ------------

          "Loan Account" has the meaning ascribed to it in Section 1.12.
           ------------                                    ------------

          "Loan Documents" means the Agreement, the Notes, the Collateral
           --------------
Documents, and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such other Loan Document as the same may be in effect at any and all times such reference becomes operative.

          "Loans" means the Revolving Loan.
           -----

          "Margin Stock" has the meaning ascribed to in Section 3.10.
           ------------                                 -------------

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
business, assets, operations or financial or other condition of Borrowers and the other Credit Parties considered as a whole, (b) any Borrower's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents.

          "Maximum Amount" means, as of any date of determination, an amount
           --------------
equal to the Commitment of all Lenders as of that date.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
           ------------------
Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "Net Orderly Liquidation Value" (i) with respect to Existing Vehicles,
           -----------------------------
shall have the meaning ascribed to it in the Taylor & Martin Appraisal Report, and (ii) with respect to Used Vehicles, shall have the meaning ascribed to it in the desktop appraisal report, if any, produced by Taylor and Martin, Inc. or other appraiser satisfactory to Agent in its sole discretion for such Used Vehicle.

          "New Vehicle" means any new Vehicle purchased by any Borrower on or
           -----------
after April 1, 2000.

          "Non-Funding Lender" has the meaning ascribed to it in Section 9.9(a).
           ------------------                                    --------------

          "Notes" means the Revolving Notes.
           -----

          "Notice of Conversion/Continuation" has the meaning ascribed to it in
           ---------------------------------
Section 1.5(e).
--------------

          "Notice of Revolving Credit Advance" has the meaning ascribed to it in
           ----------------------------------
Section 1.1(a).
--------------

          "Obligations" means all loans, advances, debts, liabilities and
           -----------
obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

          "Overadvance" has the meaning ascribed to it in Section 1.1 (a)(iii).
           -----------                                    ---------------------

          "Patent License" means rights under any written agreement now owned or
           --------------
hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

          "Patents" means all of the following in which any Credit Party now
           -------
holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

          "PBGC" means the Pension Benefit Guaranty Corporation.
           ----

          "Pension Plan" means a Plan described in Section 3(2) of ERISA.
           ------------

          "Permitted Encumbrances" means the following encumbrances: (a) Liens
           ----------------------
for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e)
carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $50,000 at any time, so long as such Liens attach only to Vehicles; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section
                                                                       -------
8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on
------
the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of Lenders; and (j) Liens expressly permitted under clauses (b), (c), (d) and (e) of Section 6.7 of the Agreement.
                -----------  ---  ---     ---    -----------

          "Person" means any individual, sole proprietorship, partnership, joint
           ------
venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

          "Plan" means, at any time, an "employee benefit plan", as defined in
           ----
Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past seven years on behalf of participants who are or were employed by any Credit Party or ERISA Affiliate.

          "Pledge Agreements" means, collectively, the URSI Pledge Agreement the
           -----------------
URS West Pledge Agreement and any pledge agreements entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

          "Preferred Stock" means the Series A Participating Convertible
           ---------------
Preferred Stock, $0.001 par value per share, of URSI.

          "Prior Lender" means Bank of America, N.A. as Agent for URSI's
           ------------
existing lender group and as a lender, and the other financial institutions party there to as lenders, all in respect of URSI's existing Bank of America, N.A. credit facility.

          "Prior Lender Obligations" means all obligations and other liabilities
           ------------------------
of URSI, any other Borrower or any other Credit Party in respect of URSI's existing Bank of America, N.A. credit facility.

          "Proceeds" means "proceeds," as such term is defined in the Code,
           --------
including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License,
(d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral, (e) dividends, interest and distributions and Instruments with respect to Investment Property or pledged shares, and (f) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

          "Pro Forma" means the unaudited consolidated balance sheet of
           ---------
Borrowers and their Subsidiaries attached hereto as Disclosure Schedule
                                                    -------------------
(3.4(b)).

          "Projections" means Borrowers' forecasted consolidated (a) balance
           -----------
sheets; (b) profit and loss statements; and (c) cash flow statements (including an analysis of acquisitions of Vehicles), together with appropriate supporting details and a statement of underlying assumptions.

          "Pro Rata Share" means with respect to all matters relating to any
           --------------
Lender, (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Commitment of that Lender by (ii) the aggregate Commitments of all Lenders, and (b) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

          "Qualified Assignee" means (a) any Lender, any Affiliate of any Lender
           ------------------
and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrowers without the imposition of any withholding or similar taxes; provided that no Person determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee unless an Event of Default shall have occurred and be continuing for a period of at least 30 days, and no Person (other than a Person who is already a Lender) holding Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee.

          "Qualified Plan" means a Pension Plan that is intended to be tax-
           --------------
qualified under Section 401(a) of the IRC.

          "Real Estate" has the meaning ascribed to it in Section 3.6.
           -----------                                    -----------

          "Refinancing" means the repayment in full by Borrowers of the Prior
           -----------
Lender Obligations on the Closing Date.

          "Registration Rights Agreement" means that certain Registration Rights
           -----------------------------
Agreement dated as of the date hereof among URSI, Blue Truck and CFE, as the same may be amended, supplemented, restated or otherwise modified from time to time, to the extent expressly permitted hereunder.

          "Related Transactions" means the initial borrowing under the Revolving
           --------------------
Loan on the Closing Date, the Refinancing, the Subordinated Debentures Restructuring, the Equity Transaction, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

          "Related Transactions Documents" means the Loan Documents, the
           ------------------------------
Subordinated Debentures, the Subordinated Debentures Restructuring Documents, the Equity Transaction Documents and all other agreements or instruments executed in connection with the Related Transactions.

          "Release" means any release, threatened release, spill, emission,
           -------
leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

          "Requisite Lenders" means Lenders having (a) more than fifty percent
           -----------------
(50%) of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than fifty percent (50%) of the aggregate outstanding amount of all Loans; provided that if there is more than one Lender, Requisite Lenders
           -------- ----
shall in any event be at least two (2) Lenders.

          "Reserves" means (a) reserves established by Agent from time to time
           --------
against Eligible Vehicles pursuant to Section 5.9, (b) reserves established
                                      -----------
pursuant to Section 5.4(c), and (c) such other reserves against Eligible
            --------------
Accounts, Eligible Vehicles or Borrowing Availability of any Borrower that Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent's credit judgment.

          "Restricted Payment" means, with respect to any Credit Party (a) the
           ------------------
declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock, but specifically excluding therefrom the accrual of dividends in respect of the Preferred Stock so long as none of such dividends are paid in cash or any other property or assets (other than shares of URSI common Stock issued upon conversion of Preferred Stock or Subordinated Debentures into URSI common Stock); (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt but specifically excluding therefrom scheduled payments of interest so long as none of such payments are paid in cash or any other property or assets; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for damages arising from the purchase or sale of, any shares of such Credit Party's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission (including, without limitation, any such claim arising under either of the Stock Purchase Agreements); (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course to Stockholders who are employees of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

          "Retiree Welfare Plan" means, at any time, a Welfare Plan that
           --------------------
provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

          "Revolving Credit Advance" has the meaning ascribed to it in Section
           ------------------------                                    -------
1.1(a)(i).
---------

          "Revolving Loan" means, at any time, the sum of (i) the aggregate
           --------------
amount of Revolving Credit Advances outstanding to all Borrowers plus (ii) the
                                                                 ----
aggregate Letter of Credit Obligations incurred on behalf of all Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

          "Revolving Note" has the meaning ascribed to it in Section 1.1(a)(ii).
           --------------                                    ------------------

          "Security Agreement" means the Security Agreement of even date
           ------------------
herewith entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

          "Solvent"  means, with respect to any Person on a particular date,
           -------
that on such date (a) the fair value of the assets of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and
(d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

          "Stock" means all shares, options, warrants, general or limited
           -----
partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

          "Stockholder" means, with respect to any Person, each holder of Stock
           -----------
of such Person.

          "Stock Purchase Agreements" means collectively, (i) the Stock Purchase
           -------------------------
Agreement between Blue Truck and URSI dated as of April 14, 2000 and (ii) the Stock Purchase Agreement between CFE and URSI, dated as of the date hereof, each as amended, supplemented or otherwise modified from time to time.

          "Subordinated Debentures" means those certain 8% Convertible
           -----------------------
Subordinated Debentures due 2008 issued by URSI in an aggregate original principal amount of $84,517,783.49 and each additional debenture issued as payment in kind of interest as the same may be amended, supplemented, restated or otherwise modified from time to time to the extent expressly permitted hereunder.

          "Subordinated Debenture Restructuring" means the restructuring of the
           ------------------------------------
Subordinated Debentures on terms and conditions acceptable to Agent (including, with limitation, with subordination provisions acceptable to Agent).

          "Subordinated Debentures Restructuring Documents" means the
           -----------------------------------------------
Subordinated Debentures issued on the Closing Date as part of the Subordinated Debentures Restructuring and all Subordinated Debentures issued as payment of interest under the 2000 Purchase Agreement (as defined below) on terms acceptable to Agent (including, without limitation, with subordination provision acceptable to Agent) and all agreements, instruments and other documents executed in connection therewith, including, without limitation, such Subordinated Debentures themselves; the Subordinated Subsidiary Guaranty, dated as of the date hereof, made by the subsidiaries of URSI in favor of Charterhouse (the "Subordinated Guaranty"); the Amended and Restated Purchase Agreement dated
      ---------------------
April 14, 2000 by and between URSI and Charterhouse, as amended by Amendment dated as of May 26, 2000 between URSI and Charterhouse (together, the "2000 Purchase Agreement"); the Amended and Restated Registration Rights Agreement dated April 14, 2000 between URSI and Charterhouse (the "2000 Registration Rights Agreement"); the Amendment to the 2000 Purchase Agreement and the 2000 Registration Rights Agreement dated as of the date hereof; and the Investors' Agreement dated as of April 14, 2000 between URSI and Charterhouse as amended by Amendment dated as of May 26, 2000, with all such agreements, instruments and other documents to be on terms and in a form acceptable to Agent, in each case, as the same may be amended, supplemented, restated or otherwise modified from time to time to the extent expressly permitted hereunder.

          "Subordinated Debt" means the Indebtedness of URSI evidenced by the
           -----------------
Subordinated Debentures and any other Indebtedness of any Credit Party subordinated to the Obligations in a manner and form reasonably satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

          "Subsidiary" means, with respect to any Person, (a) any corporation of
           ----------
which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

          "Supermajority Lenders" means Lenders having a 75% or more of the
           ---------------------
Commitments of all Lenders, or (b) if the Commitments have been terminated, 75% or more of the aggregate amount of the Revolving Loan and Letter of Credit Obligations.

          "Supporting Obligations" has the meaning ascribed thereto in the Code.
           ----------------------

          "Taxes" means taxes, levies, imposts, deductions, Charges or
           -----
withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or conduct business or any political subdivision thereof.

          "Taylor & Martin Appraisal Report" means the Taylor & Martin, Inc.
           --------------------------------
Appraisal Report of United Road Service, Inc. dated April 1, 2000 attached hereto as Exhibit A-1.
          -----------

          "Termination Date" means the date on which (a) the Loans have been
           ----------------
indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged (c) all Letter of Credit Obligations have been cash collateralized, canceled or backed by stand-by letters of credit in accordance with Annex B, and (d) none of Borrowers shall
                                     -------
have any further right to borrow any monies under the Agreement.

          "Title IV Plan" means a Pension Plan (other than a Multiemployer
           -------------
Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Trademark License" means rights under any written agreement now owned
           -----------------
or hereafter acquired by any Credit Party granting any right to use any Trademark.

          "Trademarks" means all of the following now owned or hereafter adopted
           ----------
or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

          "Unfunded Pension Liability" means, at any time, the aggregate amount,
           --------------------------
if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

          "URSI" means United Road Services, Inc., a Delaware corporation.
           ----

          "URSI Pledge Agreement" means the URSI Pledge Agreement entered into
           ---------------------
by URSI in favor of Agent.

          "URS West" has the meaning ascribed hereto in the recitals to this
           --------
Agreement.

          "URS West Pledge Agreement" means the URS West Pledge Agreement
           -------------------------
entered into by URS West in favor of Agent.

          "Used Vehicles" means any used Vehicle purchased by any Borrower on or
           -------------
after April 1, 2000.

          "Vehicles" shall mean tow trucks, transportation trucks, car trailers
           --------
and other trucks owned by a Borrower and used in the ordinary course of its business, but excepting therefrom all Vehicles which are not then currently used or usable in accordance with a Borrower's customary business practices.

          "Welfare Plan" means a Plan described in Section 3(i) of ERISA.
           ------------

          Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G. All
                                                               -------
other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

          Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                                                                EXHIBIT 10.11(B)

                             ANNEX B (Section 1.2)
                                      -----------
                                       to
                                CREDIT AGREEMENT
                                ----------------

                               LETTERS OF CREDIT
                               -----------------

          (a) Issuance. Subject to the terms and conditions of the Agreement,
              --------
Agent and Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower Representative on behalf of the applicable Borrower and for such Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued (by a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an "L/C Issuer")) for such Borrower's account and guaranteed
                      ----------
by Agent; provided, that if the L/C Issuer is a Lender, then such Letters of
          --------
Credit shall not be guaranteed by Agent but rather each Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Ten Million Dollars ($10,000,000) (the "L/C
                                                                     ---
Sublimit"), (ii) the Maximum Amount less the aggregate outstanding principal
--------
balance of the Revolving Credit Advances and (iii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by the Agent, in its sole discretion, and neither Agent nor Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the Commitment Termination Date.

          (b)(i) Advances Automatic; Participations.  In the event that Agent or
                 ----------------------------------
any Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance to the applicable Borrower under Section 1.1(a) of the
                                                          --------------
Agreement regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding any Borrower's failure to satisfy the conditions precedent set forth in Section 2 of the Agreement, and each Lender
                                  ---------
shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Lender to make available to Agent for Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Lender shall be responsible for the failure of any other Lender to make available such other Lender's Pro Rata Share of any such payment.

          (ii) If it shall be illegal or unlawful for any Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Sections 8.1(h) or (i) of the Agreement or
                                 ---------------    ---
otherwise or if it shall be illegal or unlawful for any Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Lender, then (A) immediately and without further action whatsoever, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Lender's Pro Rata Share (based on the Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (B) thereafter, immediately upon issuance of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Lender's Pro Rata Share (based on the Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

          (c) Cash Collateral.  (i) If Borrowers are required to provide cash
              ---------------
collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, each Borrower will pay to Agent for the ratable benefit of itself and Lenders cash or cash equivalents acceptable to Agent ("Cash Equivalents") in an amount equal to 105% of the maximum amount then
        ----------------
available to be drawn under each applicable Letter of Credit outstanding for the benefit of such Borrower (the "Deposit Requirement"). Such funds or Cash
                                   -------------------
Equivalents shall be held by Agent in a cash collateral account (the "Cash
                                                                      ----
Collateral Account") maintained at a bank or financial institution acceptable to
------------------
Agent. The Cash Collateral Account shall be in the name of the applicable Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Each Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B,
                                                                     -------
shall constitute a security agreement under applicable law.

          (ii) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrowers shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions as are, reasonably satisfactory to Agent in its sole discretion.

          (iii) From time to time after funds are deposited in the Cash Collateral Account by any Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by such Borrower to Agent and Lenders with respect to such Letter of Credit Obligations of such Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of such

Borrower, to any other Obligations of any other Borrower then due and payable.

          (iv) No Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that without diminishing the sole dominion and control of Agent over the Cash Collateral Account and amounts from time to time on deposit in the Cash Collateral Account, (x) Agent shall from time to time (upon the request of Borrower Representative) so long as no Default or Event of Default has occurred and is continuing remit to Borrowers any amounts on deposit in the Cash Collateral Account which are in excess of the amount of the Deposit Requirement then in effect and (y) upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrowers or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be for the account of such Borrower, provided
                                                                       --------
that all such interest earned shall remain in the Cash Collateral Account until
----
the payment in full of all Obligations.

          (d) Fees and Expenses.  Borrowers agree to pay to Agent for the
              -----------------
benefit of Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to one and three quarters
          --------------------
percent (1.75%) per annum (calculated on the basis of a 360-day year and actual days elapsed) multiplied by the maximum amount available from time to time to be
drawn under the applicable Letter of Credit.    Such fee shall be paid to Agent
for the benefit of the Lenders in arrears, on the first day of each month and on the Commitment Termination Date. In addition, Borrowers shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

          (e) Request for Incurrence of Letter of Credit Obligations.  Borrower
              ------------------------------------------------------
Representative shall give Agent at least two (2) Business Days' prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the Borrower for whose account and the beneficiary to which such Letter of Credit relates and describing the nature of the transactions to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) and, to the extent not previously delivered to Agent, copies of all agreements between any Borrower and the L/C Issuer pertaining to the issuance of Letters of Credit. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower Representative and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower Representative, Agent and the L/C Issuer.

          (f) Obligation Absolute.  The obligation of Borrowers to reimburse
              -------------------
Agent and Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrowers and Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

          (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

          (ii) the existence of any claim, setoff, defense or other right that any Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

          (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

          (v) any other circumstance or event whatsoever, that is similar to any of the foregoing; or

          (vi) the fact that a Default or an Event of Default has occurred and is continuing.

          (g) Indemnification; Nature of Lenders' Duties. (i) In addition to
              ------------------------------------------
amounts payable as elsewhere provided in the Agreement, Borrowers hereby agree to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

          (ii) As between Agent and any Lender and Borrowers, Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of, any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, neither Agent nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the
                                                        --------
case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms;
(F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under the Agreement.

          (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrowers in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among Borrowers and such L/C Issuer

                                                                EXHIBIT 10.11(E)
                           ANNEX E (Section 4.1(a))
                                   ----------------
                                      to
                               CREDIT AGREEMENT
                               ----------------

               FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING
               -------------------------------------------------

          Borrowers shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

          (a) Monthly Financials.  To Agent and Lenders, within 30 days after
              ------------------
the end of each Fiscal Month (provided, however, for such Fiscal Months that constitute the end of a Fiscal Quarter, within 45 days after the end of such Fiscal Month), financial information regarding Borrowers and their Subsidiaries, certified by the chief executive officer, chief financial officer or director of financial reporting of Borrower Representative, consisting of consolidated (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month; and (ii) unaudited statements of income for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate")
                                                  ----------------------
showing the calculations used in determining compliance with each Financial Covenant that is tested on a monthly basis, and (B) the certification of the chief executive officer, chief financial officer or director of financial reporting of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrowers and their Subsidiaries, on a consolidated basis as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended, and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

          (b) Quarterly Financials.  To Agent and Lenders, within 45 days after
              --------------------
the end of each Fiscal Quarter, consolidated financial information regarding Borrowers and their Subsidiaries, certified by the chief executive officer, chief financial officer or director of financial reporting of Borrower Representative, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and
(ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a Compliance Certificate in respect of each of the Financial Covenants that is tested on a quarterly or monthly basis and (B) the certification of the chief executive officer, chief financial officer or director of financial reporting of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries, on a consolidated basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrower Representative shall deliver to Agent and Lenders, within 45 days after the end of each Fiscal Quarter, a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

          (c) Operating Plan. To Agent and Lenders, as soon as available, but
              --------------
not later than 30 days after the end of each Fiscal Year, an annual operating plan for Borrowers, on a consolidated basis, approved by the Board of Directors of Borrower Representative, for the following Fiscal Year, which will (i) include a statement of all of the material assumptions on which such plan is based, (ii) include monthly balance sheets, income statements and statements of cash flows for the following year and (iii) integrate sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures, the purchase and sale of Vehicles, and facilities.

          (d) Annual Audited Financials. To Agent and Lenders, within 90 days
              -------------------------
after the end of each Fiscal Year, audited Financial Statements for Borrowers and their Subsidiaries on a consolidated basis, consisting of a balance sheet and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of the chief executive officer, chief financial officer or director of financial reporting of Borrower Representative that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries on a consolidated basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

          (e) Management Letters.  To Agent and Lenders, within five Business
              ------------------
Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants.

          (f) Default Notices.  To Agent and Lenders, as soon as practicable,
              ---------------
and in any event within five Business Days after an executive officer, corporate controller or director of financial reporting of any Borrower has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

          (g) SEC Filings and Press Releases.  To Agent and Lenders, promptly
              ------------------------------
upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular, periodic and other reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

          (h) Subordinated Debt and Equity Notices.  To Agent, as soon as
              ------------------------------------
practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of any Borrower, and, within two Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default.

          (i) Supplemental Schedules.  To Agent, supplemental disclosures, if
              ----------------------
any, required by Section 5.6.
                 -----------

          (j) Litigation.  To Agent in writing, promptly upon learning thereof,
              ----------
notice of any Litigation commenced or threatened against any Credit Party that
(i) seeks damages in excess of $500,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party or (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities.

          (k) Insurance Notices.  To Agent, disclosure of losses or casualties
              -----------------
required by Section 5.4.
            -----------

          (l) Lease Default Notices.  To Agent, within five (5) Business Days
              ---------------------
after receipt thereof, copies of (i) any and all default notices received under or with respect to any leased location where Vehicles or other Collateral with a value in excess of $50,000 are located, and (ii) such other notices or documents as Agent may reasonably request.

          (m) Lease Amendments.  To Agent, within two Business Days after
              ----------------
receipt thereof, copies of all material amendments to any real estate leases.

          (n) Other Documents.  To Agent and Lenders, such other financial and
              ---------------
other information respecting any Credit Party's business or financial condition as Agent or any Lender shall from time to time reasonably request.

                                                                EXHIBIT 10.11(F)

                            ANNEX F (Section 4.1(b))
                                     --------------
                                       to
                                CREDIT AGREEMENT
                                ----------------

                               COLLATERAL REPORTS
                               ------------------

          Borrower Representative shall deliver or cause to be delivered the following:

          (a) To Agent, upon its request, and in any event no less frequently than 10 Business Days after the end of each Fiscal Month (together with a copy of all or any part of the following reports requested by any Lender in writing after the Closing Date), each of the following reports, each of which shall be prepared as of the last day of the immediately preceding Fiscal Month or the date two days prior to the date of any such request, as the case may be:

               (i) a Borrowing Base Certificate with respect to the Borrowers, on a consolidated basis, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

               (ii) with respect to the Borrowers, on a consolidated basis, a listing of all Vehicles by location and type (including model year, vehicle identification number and state of title registration) in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

               (iii) with respect to the Borrowers, on a consolidated basis, a monthly trial balance showing Accounts outstanding aged from invoice date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

          (b) To Agent, on a weekly basis or at such more frequent intervals as Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), collateral reports with respect to the Borrowers, on a consolidated basis, including all additions and reductions (cash and non-cash) with respect to Accounts of the Borrowers, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion each of which shall be prepared by the Borrowers as of the last day of the immediately preceding week or the date two days prior to the date of any such request, as the case may be;

          (c) To Agent, within one (1) Business Day of the occurrence of any such disposition, a collateral report with respect to any disposition of any Vehicle, including the sale price received (and in the case of any sale not exclusively for cash, the amount received in cash and in the form of a note, together with a copy of the note) and a detailed description of the Vehicle disposed of, including, without limitation, type of Vehicle, model year, vehicle identification number and state of title registration, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

          (d) To Agent, within one (1) Business Day of the occurrence of any such purchase, a collateral report with respect to any purchase of any Vehicle, including the purchase price paid and a detailed description of the Vehicle purchased, including, without limitation, type of Vehicle, model year, vehicle identification number and state of title registration, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

          (e) To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E:
                                 -------

               (i) a reconciliation of the Accounts trial balance for the Borrowers to the most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case
                                                        -------
     accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

               (ii) a reconciliation of the listing of all Vehicles by type (including model year, vehicle identification number and state of title registration) to the most recent Borrowing Base Certificate, and, commencing 120 days after the Closing Date, to the general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case
                                                        -------
     accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

               (iii) a listing of accounts payable and a reconciliation of that listing of accounts payable to the general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such
                                      -------
     supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

               (iv) a reconciliation of the outstanding Loans as set forth in the monthly Loan Account statement provided by Agent to the general ledger and monthly Financial Statements delivered pursuant to Annex E, in each
                                                            -------
     case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

          (f) To Agent, at the time of delivery of each of the quarterly Financial Statements delivered pursuant to Annex E, (i) a description of all
                                           -------
government contracts receivables of Borrowers, if any, as part of Borrowing Base reporting or another report, subject to the Federal Assignment of Claims Act of 1940 or any similar state, local, municipal or foreign law or Governmental Regulation; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar state or foreign office or agency in the prior Fiscal Quarter;

          (g) Borrower Representative, at its own expense, shall deliver to Agent each physical verification written report prepared for management, if any, that any Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Vehicles (and, if a Default or an Event of Default has occurred and is continuing, Borrower Representative shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require);

          (h) Borrower Representative, at its own expense, shall deliver to Agent such appraisals of any Borrower's Vehicles or other assets as Agent may request at any time after the occurrence and during the continuance of a Default or an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance reasonably satisfactory to Agent; and

          (i) Such other reports, statements and reconciliations with respect to the Borrowing Base, Collateral or Obligations of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

                                                                EXHIBIT 10.11(G)

                             ANNEX G (Section 6.10)
                                      ------------
                                      to
                               CREDIT AGREEMENT
                               ----------------

                              FINANCIAL COVENANTS
                              -------------------

          Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

          (a) Maximum Capital Expenditures.  Borrowers and their Subsidiaries on
              ----------------------------
a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

Period                            Maximum Capital Expenditures per Period
-------                           ---------------------------------------
From and including the Closing
     Date to 12/31/00                             $17,160,000

     1/1/01 to 12/31/01                           $21,840,000

     1/1/02 to 12/31/02                           $19,320,000

     1/1/03 to 12/31/03                           $17,400,000

     1/1/04 to 12/31/04 and
     thereafter                                   $17,400,000


          (b) Minimum Fixed Charge Coverage Ratio.  Borrowers and their
              -----------------------------------
Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the 12-month period then ended (provided, however, that (w) in the case of Borrowers' Fiscal Quarter
            --------  -------
ended September 30, 2000, this financial covenant shall be measured for the one Fiscal Quarter then ended, (x) in the case of Borrowers' Fiscal Quarter ended December 31, 2000, this financial covenant shall be measured for the two Fiscal Quarters then ended, (y) in the case of Borrowers' Fiscal Quarter ended March 31, 2001, this financial covenant shall be measured for the three Fiscal Quarters then ended and (z) in the case of Borrowers' Fiscal Quarter ended June 30, 2001, this financial covenant shall be measured for the four Fiscal Quarters then ended) of not less than the following:

          1.75 to 1.0 for the Fiscal Quarter ending 9/30/00;
          1.2 to 1.0 for the Fiscal Quarter ending 12/31/00;
          1.1 to 1.0 for the Fiscal Quarter ending 3/31/01;
          1.1 to 1.0 for the Fiscal Quarter ending 6/30/01; and

          (c) Minimum EBITDA.   Borrowers and their Subsidiaries on a
              --------------
consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended (provided, however, that (w) in the case of Borrowers' Fiscal
                   --------  -------
Quarter ended September 30, 2000, this financial covenant shall be measured for the one Fiscal Quarter then ended, (x) in the case of Borrowers' Fiscal Quarter ended December 31, 2000, this financial covenant shall be measured for the two Fiscal Quarters then ended, (y) in the case of Borrowers' Fiscal Quarter ended March 31, 2001, this financial covenant shall be measured for the three Fiscal Quarters then ended and (z) in the case of Borrowers' Fiscal Quarter ended June 30, 2001, this financial covenant shall be measured for the four Fiscal Quarters then ended) of not less than the following:

For the Fiscal Quarter ended       EBITDA
-------------------------------  -----------

     9/30/00                     $ 4,555,000
     12/31/00                    $ 9,634,000
     3/31/01                     $15,408,000
     6/30/01                     $21,182,000
     9/30/01                     $22,400,000
     12/31/01                    $23,095,000
     3/31/02                     $23,095,000
     6/30/02                     $23,095,000
     9/30/02                     $23,095,000
     12/31/02                    $23,095,000
     3/31/03                     $22,734,000
     6/30/03                     $22,373,000
     9/30/03                     $22,012,000
     12/31/03  and thereafter    $21,652,000


          Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers' and their Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to
                   --------  -------
any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (i) changes in accounting principles
           ------------------
required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by any Borrower's certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.